Table of Contents

As filed with the Securities and Exchange Commission on March 15, 2022

Registration No: ___________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

Amendment No. 1

to

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	7299	38-3713274
(State of jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation)	Classification Code Number)	Identification No.)

______________________________________

600 La Terraza Blvd.

Escondido, California 92025

(858) 283-1253

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

____________________________________

Brian Bonar

Chief Executive Officer
600 La Terraza Blvd.

Escondido, California 92025.
(858) 283-1253
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Copy To:

Fletcher A. Robbe

Fletcher Robbe International Attorneys At Law

18101 Von Karman Avenue, Suite 220,

Irvine, CA 92612

Tel. 562-818-3751

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby reserves the right to amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 15, 2022

DALRADA FINANCIAL CORPORATION

192,000 Shares of Class A Common Stock

Up to 14,000,000 Shares of Class A Common Stock Issuable Upon Conversion of Convertible Notes

Up to 983,499 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer and sale of up to 15,175,499 shares (the “Resale Shares”) of Class A common stock (the “Class A Common Stock”) of which (i) 192,000 were issued pursuant to a Consulting Agreement that we entered into on December 10, 2021 with Carter, Terry and Company, (ii) up to 14,000,000 shares of common stock which are issuable upon conversion of amounts outstanding underlying convertible notes (“Convertible Notes”) issuable pursuant to that certain securities purchase agreement (“Securities Purchase Agreement”) dated February 4, 2022 between the Company and the selling shareholder named herein ("Selling Shareholder”), and (iii) 983,499 shares of common stock underlying a warrant issued to the Selling Shareholder pursuant to the Securities Purchase Agreement.

We are not receiving any proceeds from this sale of securities; however, we will receive the exercise price of the warrants if the Selling Shareholder does not select the cashless option.

For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” beginning on page 29 of this prospectus.

We will bear all costs relating to the registration of the Resale Shares. All selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

Our common stock is quoted on the OTCQB under the symbol “DFCO.” On March 2, 2022, the closing price of our common stock was $0.60.

Before purchasing any of the common stock covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “RISK FACTORS” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus. We have not authorized any person to provide you with any information about this offering, DALRADA FINANCIAL CORPORATION, or the shares offered hereby that is different from the information included in this Prospectus.

The date of this Prospectus is March 15, 2022

2

TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

3

You should rely only on the information contained in this prospectus or contained in any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities.

You should also read and consider the information in the documents to which we have referred you under the captions “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

4

PART I

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and their accompanying notes.

In this Prospectus, “DALRADA,” “we,” “our,” the “Company” or the “Registrant” refer to DALRADA FINANCIAL CORPORATION, unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending June 30. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.005 per share.

The summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 7, and the financial statements, before making an investment decision.

Company Overview

Dalrada Financial Corporation, (“Dalrada”), was incorporated in September 1982 under the laws of the State of California and reincorporated in May 1983 under the laws of the State of Delaware and reincorporated on May 5, 2020 under the laws of the state of Wyoming, trades under the symbol, OTCQB: DFCO.

Dalrada, through its wholly-owned subsidiaries, Dalrada Health, Dalrada Precision, Dalrada Energy, and Dalrada Technologies, has set forth a company mandate focused and dedicated to identifying, addressing and solving real-world global problems by means of development and acquisition of companies and products producing innovation-focused and technologically centered solutions on a global scale. Each of these subsidiaries and their operating divisions are positioned to service the world’s top three growing industries over the next three decades: clean energy, healthcare, and technology. In a complex new world, consumers, businesses, and governments are seeking just-in-time solutions with expectations of high-quality and exceptional service. Dalrada Corporation responds with affordable, accessible, and impactful products & services that help people, businesses, and the planet.

Dalrada Health Products

Dalrada Health services a growing and overwhelmed healthcare system, and offers diagnostic, wellness, and rejuvenation solutions.

Empower Genomics and Pala Diagnostics. Pala Diagnostics are Empower Genomics™ provide genomics testing including COVID-19. Our on-site testing is designed to keep communities safe and healthy by providing gold-standard professional diagnostics with no out-of-pocket cost in many cases.

Solas Rejuvenation + Wellness. Through advanced medical techniques and modern technology, SòlasRejuvenation + Wellness delivers a clinical experience that helps a myriad of health and wellness solutions.

International Health Group (‘IHG’). IHG is a provider of Medical Assistant programs including CNA and HHA training. IHG’s unique curriculum allows for a 22-day fast track CNA Certification Program.

Glanhealth. Glanhealth is a cleaning solution provider which uses electrostatic machines to spray and deodorize residential spaces, healthcare facilities, hospitality, transportation, manufacturing, automotive, schools/education systems, and other facilities requiring cleaning services. Glanhealth’s products include alcohol-free hand sanitizers, surface cleaners, laundry aides, antimicrobial solutions, electrostatic sprayers, face masks, gloves, kits, and delivery equipment such as dispensers, stands, and ease of use packaging for the end consumer. GlanHealth leverages an extensive supply chain of producers, resellers, distributors, vendors, and formulators for the development, sale, and marketing of its products and services.

5

Dalrada Precision Corporation

Dalrada Precision is focused on the acquisition of companies and development of products that allow for design, engineering, manufacturing, and distribution on a global scale. Dalrada Precision helps realize ideas from concept and delivery to after sales service, offering unique and specific solutions. At all levels and all verticals of its operations, Dalrada Precision’s mandate is the development of products that lessen the burden on engineering design, manufacturing processes, regulatory demands, cost, and distribution.

Likido Ltd. Likido is an international technology company, developing advanced solutions for the harvesting and recycling of energy. Using its novel, heat pump systems (patent pending) and use of supercritical CO2, Likido is working to revolutionize the renewable energy sector with the provision of innovative modular process technologies to maximize the capture and reuse of thermal energy for integrated heating and cooling applications. With uses across industrial, commercial and residential sectors, Likido provides cost savings and the minimized carbon emissions across global supply chains. Likido's technologies enable the effective recovery and recycling of process energy, mitigating against climate change and enhancing quality of life through the provision of low-carbon heating and cooling systems.

Dalrada Precision Parts. Dalrada Precision Parts represents advanced technology and manufacturing.  By providing access to the finest components in the global marketplace through exclusive manufacturing opportunities and effective global supply chains, Dalrada Precision delivers supreme value and reduces cost and time to market.  Our products are rigorously-tested for performance as well as compliance.  With in-house capabilities, we design, produce, and supply precision parts and assembly parts to original equipment manufacturer (OEM) standards, resulting in significant cost savings for our clients.  At all levels and all verticals of operations, Dalrada Precision’s mandate is the development of products that lessen the burden on engineering design, manufacturing processes, regulatory demands, cost, and distribution.

Ignite I.T. Corp. Ignite represents a revolutionary brand of cleaners and degreasers ideal for industrial and commercial applications as well as consumer use. Eco-friendly and developed for all surfaces suitable for water, Ignite products are non-flammable, non-corrosive, non-toxic, butyl-free, water-based, and leave a light citrus scent. These deep cleaners and degreasers are specially-formulated to lift hydrocarbon-based dirt and grease from virtually all surfaces with minimal effort and rinsing and they meet or exceed the most stringent industry-testing specifications. Ignite products are available in dilutable concentrates as well as bulk quantities and are ready to use in convenient wipes. They feature non-hazardous formulas ideal for a wide range of uses including industrial maintenance, machining, mining, automotive manufacturing, and printing.

Dalrada Energy

Dalrada Energy Services provide end-to-end comprehensive energy service solutions in a robust commercial capacity. These solutions address unmet energy savings for clients and aid in the growing needs of conducting business in an environmentally-friendly fashion while correcting potential issues to maximize energy-saving and cost-saving efforts.

Dalrada Energy Services, Inc. Dalrada Energy Services provides onsite energy consumption analysis, equipment installation, and ongoing digitalization of energy usage with the result of securing financial and emission savings for the end-customer.  The company leverages 30+ years of industry experience, advanced operational models, and an a robust technology platform to retrofit inefficient equipment and drive energy savings.

Dalrada Technologies

Dalrada Technologies was formed for the purpose of acquiring and investing in various global technology related initiatives. Dalrada Technologies is focused on the creation, development, and acquisition of innovative and intelligent technologies, including platform services, software engineering services, technology consulting, and AI based solutions.

Prakat Solutions Inc. Prakat provides global customers with software and technology solutions specializing in Test Engineering, Accessibility Engineering, Product Engineering and Application Modernization. The Prakat India team provides end to end Product Engineering services across various domains, including – Banking & Financial Services, Telecom, Retail, Healthcare, Manufacturing, Legal and IT Infrastructure. Prakat India is an ISO 9001 Certified Company.

6

The Yorkville Transaction

Convertible Notes

On or about February 4, 2022, the “Company” entered into the Securities Purchase Agreement with YA II PN, Ltd. (the “Buyer”) for issuance and sale of Convertible Notes in the aggregate principal amount of $3,000,000. The first Convertible Note in a principal amount of $2,000,000 was purchased upon the signing of the Securities Purchase Agreement on February 7, 2022 (the “First Closing”), and the second Convertible Note in the principal amount of $1,000,000 shall be purchased upon the filing of a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of Common Stock underlying the Convertible Note by the Buyer (the “Second Closing”), with the purchase price equal to 96% of the principal amount. The Convertible Notes have a fixed conversion price of $0.9151 per share (the “Fixed Conversion Price”). The principal and interest, which will accrue at a rate of 5% per annum, payable under the Convertible Notes will mature 15 months from the issuance date (the “Maturity Date”), unless earlier converted or redeemed by the Company. At any time before the Maturity Date, the Buyer may convert the Convertible Notes into the Company’s common stock at the Fixed Conversion Price. Beginning on May 1, 2022 and continuing on the first day of each calendar month thereafter through February 1, 2023, the Principal amount plus a 20% redemption premium and plus accrued and unpaid interest will be subject to monthly redemption (“Monthly Redemption”). Under Monthly Redemption, the Company shall redeem an applicable redemption amount in accordance with the redemption schedule provided in the Debenture, which is subject to pro rata adjustment to reflect the conversion or redemption otherwise effected pursuant to the Convertible Note contemporaneous with or prior to the scheduled redemption date, in cash, in common stock through the Buyer’s conversion of the Convertible Note (at any time after the applicable redemption date), or a combination of both at the Company’s option. With respect to each Monthly Redemption all or partially in common stock, the conversion price shall be the lower of (1) the Fixed Conversion Price, or (2) 100% of the lowest daily VWAP during the ten consecutive trading days immediately preceding the date of conversion (the “Variable Conversion Price”). The conversion price shall be adjusted from time to time pursuant to the other terms and conditions of the Convertible Note. At no point will the conversion price be less than $0.01.

Warrants:

The Company will issue to the Investor warrants equal to 30% coverage exercisable at a strike price equal to the Fixed Conversion Price determined at the date of the initial closing or 983,499. The Warrants shall be exercisable for four (4) years and shall be exercised on a cash basis provided the Company is not in default and the shares underlying the Warrant are subject to an effective registration statement at the time of the Investor’s exercise. There is a cashless provision.

Carter, Terry & Company

Consulting Agreement:

On December 10, 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with Carter, Terry and Company acting as the Company’s Financial Advisor and Placement Agent, on a “best efforts” basis . Pursuant to the terms of that agreement, the Company agrees to issue to Agent upon the Closing of the transaction an amount of restricted shares equal to 4% of capital raised and received divided by the last reported closing price of the stock on the date of close ($0.60). Upon the March 2022 closing, the resulting shares to be issued are 192,000 common shares.

THE OFFERING

The Selling Shareholder is offering for resale the up to 14,983,499 shares of Common Stock, which consists of (i) up to 14,000,000 shares of our Common Stock underlying the Convertible Notes issuable pursuant to the terms of the Securities Purchase Agreement and (ii) 983,499 shares of Common Stock underlying the Warrants issued pursuant to the Securities Purchase Agreement. In addition, 192,000 shares are being offered pursuant to a Consulting Agreement.

As of March 2, 2022, there were 70,184,184 shares of our common stock outstanding, of which 61,074,929 shares were held by non-affiliates. If the Selling Shareholder converts the Convertible Notes or exercises the Warrants, the ownership position of the shareholders prior to the conversion or exercise would be diluted. If the Selling Shareholder converts the Convertible Notes into all of the 14,000,000 shares being offered for resale by this prospectus and exercises all of the Warrants into 983,499 shares, and the 192,000 shares to be issued pursuant to the Consulting Agreement, such shares would represent 24.8% the total number of shares currently held by non-affiliates. The number of shares ultimately offered for resale by the Selling Shareholder depends upon the amount of the Convertible Notes that are converted and the conversion price used for such conversions as well as the number of Warrants exercised.

7

Common Stock underlying conversion of Convertible Notes

We are registering 14,000,000 shares of common stock underlying Convertible Notes. The Convertible Notes have a fixed conversion price of $0.9151 per share (the “Fixed Conversion Price”). The principal and interest, which will accrue at a rate of 5% per annum, payable under the Convertible Notes will mature 15 months from the issuance date (the “Maturity Date”), unless earlier converted or redeemed by the Company. At any time before the Maturity Date, the Selling Shareholder may convert the Convertible Notes into the Company’s common stock at the Fixed Conversion Price. Beginning on May 1, 2022 and continuing on the first day of each calendar month thereafter through February 1, 2023, the Principal amount plus a 20% redemption premium and plus accrued and unpaid interest will be subject to monthly redemption (“Monthly Redemption”). Under Monthly Redemption, the Company shall redeem an applicable redemption amount in accordance with the redemption schedule provided in the Convertible Notes, which is subject to pro rata adjustment to reflect the conversion or redemption otherwise effected pursuant to the Convertible Notes contemporaneous with or prior to the scheduled redemption date, in cash, in common stock through the Selling Shareholder’s conversion of the Convertible Notes (at any time after the applicable redemption date), or a combination of both at the Company’s option. With respect to each Monthly Redemption all or partially in common stock, the conversion price shall be the lower of (1) the Fixed Conversion Price, or (2) 100% of the lowest daily VWAP during the ten consecutive trading days immediately preceding the date of conversion (the “Variable Conversion Price”). The conversion price shall be adjusted from time to time pursuant to the other terms and conditions of the Convertible Notes. At no point will the conversion price be less than $0.01.

Common Stock underlying Warrants.	We are registering 983,499 shares of common stock underlying Warrants that have a strike price equal to $0.9151. The Warrants shall be exercisable for four (4) years and shall be exercised on a cash basis provided the Company is not in default and the shares underlying the Warrant are subject to an effective registration statement at the time of the Investor’s exercise. There is a cashless provision.

Common Stock underlying Consulting Agreement.

We are registering 192,000 shares which represents common shares to be issued to the Agent upon the Closing of the transaction, an amount of restricted shares equal to 4% of capital raised and received, divided by the last reported closing price of the stock on the date of close. The calculation is as follows:

$3,000,000 x 96% = $2,880,000 x 4% = $115,200/ $0.60 = 192,000 common shares.

Number of Common Stock Issued and Outstanding Before Offering	70,184,184 shares of common stock as of March 2, 2022.

Number of Common Stock to be Issued and Outstanding After Offering	85,359,683 shares of common stock will be issued and outstanding if we sell all of the shares we are offering.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” section.

Trading Markets and Ticker Symbols	Our common stock is quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol "DFCO."

Our Officers and Directors do not intend to purchase any shares in this offering.

8

SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company’s financial information as provided in its quarterly and year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Balance Sheet Summary Data:

	December 31 2021	June 30 2021
	(Unaudited)	(Audited)
Cash	$180,756	$110,285
Total Current Assets	$8,119,345	$1,640,511
Total Assets	$11,439,864	$4,703,105
Total Liabilities	$21,255,919	$18,110,493
Stockholders' Deficit	$(9,816,055)	$(13,407,388)
Total liabilities and stockholders' deficit	$11,439,864	$4,703,105

Audited Statement of Operations Summary Data For the years ended June 30,

	2021	2020
Revenues	$3,406,684	$1,178,154
Operating expenses	$9,504,869	$3,241,335
Loss from operations	$(8,570,151)	$(2,689,097)
Net income (loss)	$1,221	$(2,477,557)

Unaudited Statement of Operations Summary Data For the six months ended December 31,

	2021	2020
Revenues	$10,049,617	$1,214,910
Operating expenses	$9,544,335	$3,004,951
Income (Loss) from operations	$(2,755,396)	$(2,482,302)
Net income (loss)	$(3,044,311)	$(2,733,861)

9

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the risks disclosed below occur, our business operating results and financial condition could be seriously harmed.

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures (including certain of our third-party VRCs), work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

10

RISKS RELATED TO OUR BUSINESS

Any investment in our securities involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Prospectus, before you decide to buy our common stock. We face risks in establishing our global business platform to generate revenue and compete with our competitors. The following risks are material risks that we face. If any of the events or developments discussed below occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed. In such an event, the fair value of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our operations. Our primary risk factors and other considerations include:

Risks Relating to our Business

Our ability to generate revenue to support our operations is uncertain, we have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by smaller reporting companies beginning operations.

We are in the early stage of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by smaller reporting companies businesses, many of which will be beyond our control. Smaller reporting company businesses in rapidly evolving markets commonly face risks, such as the following:

●	uncertain revenue generation;

●	operational difficulties;

●	lack of sufficient capital;

●	competition from more advanced enterprises; and

●	unanticipated problems, delays, and expenses relating to the development and implementation of business plans.

We are not currently profitable and may not ever become profitable.

We have generated minimal revenues to date and have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business. We are a small reporting company with no operating history and we face a high risk of business failure which could result in the loss of your investment.

Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

11

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much working capital at present, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our revenue and profitability will be adversely affected due to the severe competition.

We face strong competition from similar businesses globally. Many of our competitors have stronger capitalization than we do, have strong existing customer relationships and more extensive sales and marketing capabilities. Our competitors may also offer competitive products at reduced prices in order to improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, require us to lower our prices in order to remain competitive, and reduce our revenue and profitability, any of which could have a material adverse effect on our operating results and financial condition. Many actual and potential competitors we believe are part of much larger companies with substantially greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against any of its future competitors which could result in a loss of part or all of your investment in the Company.

We may need to raise additional financing to support our operations, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

We may acquire other businesses, form alliances, or dispose of or spin-off businesses, which could cause us to incur significant expenses and could negatively affect profitability.

We may pursue acquisitions, and strategic alliances, or dispose of or spin-off some of our businesses, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products and technologies that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. We could also experience negative effects on our reported results of operations from acquisition or disposition-related charges, amortization of expenses related to intangibles and charges for impairment of long-term assets. There can be no assurance that any future acquisitions, dispositions, or spin-off business would be successful, and any failed efforts by the Company to pursue any of the aforementioned could result in a negative adverse effect on the Company which could lead to a loss of part or all of your investment in the Company.

12

The success of our business will depend on our ability to effectively develop and implement strategic business initiatives.

We plan to implement various strategic business initiatives after the completion of the offering. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time away from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives prove to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected. There can be no assurances that we will be able to implement any of our planned strategic business initiatives, and our business would be adversely affected potentially leading to the loss of part or all of your investment in the Company.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

●	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;

●	changes in the rate of inflation, interest rates

●	changes in the creditworthiness of counterparties that we transact business with;

●	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;

●	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;

●	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;

●	changes in credit markets impacting our ability to obtain financing for our business operations; or

●	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

The factors described above can have material effects on the Company’s financial condition and profitability, and fluctuations in these factors can lead to an adverse effect on the Company and may result in the loss of part or all of your investment in the Company.

Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. If we are unable to obtain credit or access capital markets, our business could be negatively impacted.

13

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the number of funds realized and the claims to be satisfied there from.

Risk Factors Related to Empower Genomics Corporation’s Analytical Menu for Testing Blood

Unless otherwise mentioned or unless the context requires otherwise, all references in the risk factors below are to “Dalrada Health LLC” a wholly owned subsidiary of Dalrada Financial Corporation,” “we,” “our” or similar references mean Dalrada Financial Corporation and its wholly-owned subsidiaries. Further, Dalrada Financial Corporation offers to the public a Menu of “analytical blood testing” services, including but not limited to COVID 19, by means of “Empower Genomics Corporation (herein “Empower”), a wholly owned subsidiary of Dalrada Health, LLC.

Empowers’ “Menu of test services” as referenced below, includes, but is not limited to, testing for COVID-19 and its derivatives; and personalized tests that make up the concepts of “Molecular And Genetic Testing” and “Pharma-Co Genetic Test (“PGX”), which tests are designed and intended to help determine, on an individual basis, the most effective and best foods, vitamins/minerals and medications as related to an individual, (herein jointly “Menu Of Test”).

If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected and we will have to cease or reduce further commercialization efforts or delay or terminate some or all of our product development programs related to our analytical blood testing endeavors.

We expect to continue to incur losses for the foreseeable future and may have to raise substantial cash to fund our planned operations.

Based on our current plans, we believe our cash and cash equivalents and collections for our commercialized Menu of tests, sales and services via Empower will be sufficient to fund Empowers’ operating expenses and capital requirements through at least the next twelve months. Empower, is continuing to expand its geographical operations marketing and sales following commercialization of its facilities and testing and its research and development activities related to improvements to current tests and expansion of its diagnostic testing Menu which may require raising additional funds. In addition, there can be no assurances that these commercialization or research and development activities will be successful. We cannot be certain that our efforts to obtain reimbursement for our tests will be successful. Empowers current sales and marketing operations may not be sufficient to achieve the level of market awareness and sales required for it to attain significant commercial success. If we or Empower are not able to successfully implement our geographical expansion, marketing, sales and commercialization strategies, we and Empower may not be able to expand geographically or increase sales. If we do not make sufficient geographical expansion of marketing and sales development progress in support of our testing programs, this could adversely impact our ability to raise significant additional funds, which could adversely impact our ability to continue as a going concern. The actual amount of funds that we will need and the timing of any such investment will be determined by many factors, some of which are beyond our control.

We anticipate that we may need to raise additional funds in the future to support the geographical expansion of our marketing and sales programs in support of our Menu of testing programs. We may need to sell equity or debt securities to raise significant additional funds. However, it may be difficult for us to raise additional capital through the sale of equity or debt securities. The sale of additional securities will likely result in dilution to our stockholders. Additional financing may not be available in amounts or on terms satisfactory to us or at all. We may be unable to raise additional funds due to a variety of factors, including our financial condition and need for geographical expansion of our marketing and sales locations, and the general condition of the financial markets. If we fail to raise additional funds, we will have to cease or reduce our marketing, sales and testing efforts, delay or terminate some or all of our testing programs, which would result in our financial condition and operating results being adversely affected and we may have to cease our operations.

14

The amount of additional funds we will need depends on many factors, including:

•	the size of our future operating losses;

•	Empowers’ success in geographically expanding its marketing, sales, and testing programs and the level of collections and reimbursement from third-party payors;

•	our success in selling our Menu of testing programs and services;

•	Empowers’ success in generating revenues from its Menu of testing services, and the level of reimbursement and collections for these and future tests;

•	the terms and conditions of sales contracts, including extended payment terms;

•	the level of our selling, general, and administrative expenses;

•	our success and the extent of our investment in the research, development and commercialization of new analytical testing services;

•	our success in obtaining sufficient quantities and quality of various types and kinds of pre-made test kits and other products used in conducting our Menu of testing services;

•	our success in obtaining regulatory clearance or approval to market our testing services in various geographical locations throughout the United States;

•	our success in validating additional and new analytical tests and the levels of clinical performance achieved by such tests;

•	our success either alone or in collaboration with future partners in launching and selling additional diagnostic products or services;

•	our success and the extent of our investment in the research and development in our analytical testing services and business;

•	the extent to which we enter, maintain, and derive revenues from various third-party licensing agreements, joint ventures, partnerships and/or acquisitions related to our testing services;

•	the dilution from any issuance of securities, whether in connection with future capital-raising or acquisition transactions or otherwise;

•	compliance with corporate governance and regulatory developments or initiatives;

•	regulatory changes by the U.S. Food and Drug Administration, or FDA, the Centers for Medicare and Medicaid Services, or CMS, and other worldwide regulatory authorities; and

•	technological developments in our markets.

15

Risks Related to our Operation as a Public Company

As a public reporting company, we are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We are a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We will strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

As a public company, we have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives. The costs of being a public company could result in us being unable to continue as a going concern.

To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Further, as a public company, we have to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. Such costs are substantial, and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs through the normal course of business which would result in our being unable to continue as a going concern.

Our internal controls have material weaknesses.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

16

Our internal controls have been identified to have material weaknesses which could cause our financial reporting to be unreliable and may lead to misinformation being disseminated over financial reporting to the public. Areas identified with weaknesses are Accounting and Financial Reporting Policies, Procedures and Lack of Management Review. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

Additional Material weaknesses in Internal Control.

Accounting and Financial Reporting Policies and Procedures were reported to have material weaknesse.: The Company should establish a comprehensive and formalized accounting and financial reporting policies and procedures manual which should be used consistently for periodic and year-end closing processes, such as the accrual and cutoff of accounts receivable and accounts payable, reconciliation of significant accounts, establishment of estimates, preparation and review of closing and recurring journal entries, and complying with accounting and reporting requirements.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

Future issuances of our Common Stock could dilute current stockholders or adversely affect the market.

Future issuances of our Common Stock could be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

17

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer:

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by salespersons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses

Terms of subsequent financings may adversely impact your investment.

We may have to raise equity, debt financing in the future. Your rights and the value of your investment in our Common Stock could be reduced. For example, if we issue secured debt securities, the holders of the debt would have a claim against our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Despite public trading market for our common stock, you may not be able to resell your stock.

We are currently on the OTCQB. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on OTCQB.

18

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

The market price of our common stock may be volatile following this offering, and our stock price may fall below the offering price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

●	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;

●	changes in general economic or business conditions, both domestically and internationally;

●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;

●	the number of securities analysts covering us;

●	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

●	changes in market valuations or earnings of companies that investors deemed comparable to us;

●	the average daily trading volume of our common stock;

●	future issuances of our common stock or other securities;

●	additions or departures of key personnel;

●	perceptions in the marketplace regarding our competitors and/or us;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and

●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

19

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

Risk Related to Doing Business in Scotland and India

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in India, Scotland, Malaysia and other countries, which may experience corruption. Our proposed activities in these countries create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We face the risk that changes in the policies of the Scottish and Indian governments could have a significant impact upon the business we may be able to conduct in these countries and the profitability of such business.

Governmental policies of the Scotland and India governments can have significant effects on the economic conditions of doing business in these countries. Given historic governmental and business practices of these countries, we believe that they will each continue to strengthen their economic and trading relationships with foreign countries and business development in these countries will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the Indian, Scottish or Malaysian governments could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the governments of these countries have historically been pursuing economic reform policies for decades, we cannot assure you that the governments of these countries will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the political, economic and social environment of all or some of these countries.

The laws and regulations of Scotland and India governing our current business operations are sometimes vague and uncertain. Any changes in such laws and regulations may have a material adverse effect on our business.

There are uncertainties regarding the interpretation and application of Scottish and Indian laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers and third party vendors in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We are required to comply with Scottish and Indian regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Scottish and/or Indian laws or regulations may have on our operations, financial condition, and business prospects.

20

A slowdown or other adverse developments in the economies of Scotland and/or India or other major economies all over the world may have a material adverse effect on our customers’ demand for our services and our business.

Our initial anticipated revenues will be generated in Scotland and India where all of our current business operations are conducted. Although the economies of Scotland and India have been stable and shown growth for a number of years, we cannot assure you that such growth and stability will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in Scotland and/or India or other major economies all over the world may materially reduce the demand for our products and services, which could have a material adverse effect on our business.

Because a number of our principal assets are located outside of the United States and many of the management, officers and directors of our foreign operating assets reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in Scotland or India. .

The majority of the management, directors and officers of our principal assets outside the United States reside outside the United States. In addition, currently a substantial percentage of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. Scotland or India and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in Scotland and India courts may be difficult, time consuming and expensive.

Adverse changes in economic and political policies of the Scottish or India governments, and those of our global product markets, could have a material adverse effect on the overall economic growth in Scotland or India, which could adversely affect our business.

Currently, all of our business operations are conducted in Scotland and India with access to global markets. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in Scotland, India and the global markets for our products.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply with the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in foreign governments related to our global markets. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

We do not have liability business interruption, litigation or natural disaster insurance.

Due to the prohibitive cost, we do not have any business liability, disruption insurance coverage for our international operations in Scotland or India. Any potential liability, business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

21

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We have filed for various trademark and patent protection of our brands and products, but our applications have not yet been approved. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us. Our current and any future trademark and patent applications may not be approved.

In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights.

Although we have taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. Any of these events could have an adverse effect on our business and financial results.

If our officers and directors of our international assets leave the company prior to securing replacements, we will be left without management and our business operations would cease.

We depend on the services of Our Internationally based Officers and Directors, and our success depends on the decisions made by Our International Officers and Directors. The loss of the services of our international Officers and Directors could have an adverse effect on our business, financial condition and results of operations. Even though we have employment agreements with the majority of Our International Officers and Directors, there is no assurance that Our International Officers and Directors will not leave the company or compete against us in the future. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Our International Officers and Directors could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

The lack of public company experience of our international officers and directors could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our International Officers and Directors have had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Our International Officers and Directors may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

Additional Risks relating to our common stock

We are selling shares in this offering without an underwriter and may be unable to sell all of the shares; we may have to seek alternative financing to implement our business plans.

This offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the shares. We intend to sell them through our Officers and Directors, who will receive no commissions. We will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that we will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

22

The proceeds of our offering will be held in a standard corporate checking account (rather than an escrow account) until the offering closes, it is possible that creditors of the company could attach these funds.

Our management will have sole control over the withdrawal of funds. We have not made arrangements to place the funds in an escrow account with a third-party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

Purchasing penny stock limits investor’s ability to re-sell.

The shares offered by this Prospectus constitute “penny stock” under the Exchange Act. The shares will remain “penny stock” for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

State securities laws may limit secondary trading, restricting the states where you can resell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of her investment.

Since we do not intend to pay any dividends on our common shares, stockholders should rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We plan to raise additional capital in order to expand our business. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 1,000,000,000 shares of common stock, of which 70,184,184 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority over issuing additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

23

We may be exposed to potential risks resulting from requirements under section 404 of the Sarbanes Oxley act of 2002.

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

24

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section, and the section entitled “Description of Our Business”, as well as those discussed elsewhere in this Prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements are relevant as of the date of this Prospectus. We believe that the expectations reflected in the forward-looking statements are reasonable; however, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. We will, however, receive the exercise price of the Warrants, if and when such warrants are exercised for cash by the holders of such warrants. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders at the time they offer and sell such shares.

We will pay the expenses of registration of the shares of our common stock covered by this prospectus, including legal and accounting fees.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock are covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of Directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

25

MARKET FOR OUR COMMON STOCK

Market Information

Our shares of common stock are listed on the OTCQB under the symbol DFCO. Set forth below are high and low bid prices for our common stock for each quarterly period in the two most recent fiscal years. Such quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions in the common stock.

Period	High	Low
Fiscal 2022
First Quarter ended September 30, 2021	$0.3570	$0.100
Second Quarter ended December 31, 2021	$0.9290	$0.289

Fiscal 2021
First Quarter ended September 30, 2020	$0.1000	$0.0600
Second Quarter ended December 31, 2020	$0.3000	$0.2300
Third Quarter ended March 31, 2021	$0.5100	$0.3300
Fourth Quarter ended June 30, 2021	$0.5100	$0.2300

Fiscal 2020
First Quarter ended September 30, 2019	$0.0439	$0.0170
Second Quarter ended December 31, 2019	$0.0625	$0.0200
Third Quarter ended March 31, 2020	$0.0600	$0.0282
Fourth Quarter ended June 30, 2020	$0.1190	$0.0320

Number of Holders

As of February 15, 2022, there were 70,184,184 issued and outstanding shares of common stock were held by a total of 555 shareholders of record.

Our common stock is considered to be penny stock under rules promulgated by the Securities and Exchange Commission (the “SEC”). Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

Availability of Rule 144

Rule 144 is not available for the resale of securities issued by companies that are, or previously were, shell companies, such as our company. Paragraph (i) of Rule 144 prohibits the use of the rule for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company, except where the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

26

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

In November 2021, the Company’s Board of Directors amended the Corporations 2020 Stock Compensation Plan (the “Stock Purchase Plan”), authorizing the Company award Warrants for up to 10,000,000 shares of the Company’s Common Stock, at $.005 par value per share (“Common Stock”) at 500,000 warrants per board member, key employees or consultants.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The issuance of our common stock to the Selling Shareholder pursuant to the Securities Purchase Agreement may negatively impact our stockholders. As a result, our net loss per share could increase in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is when the Selling Shareholder converts the Convertible Notes, the more shares of our common stock we will have to issue to the Selling Shareholder. If our stock price decreases during the pricing period, then our existing stockholders would experience more significant dilution.

Just prior to the Offering there are 70,184,184 common shares outstanding. The shares of the Company’s common stock being offered by the Company represent dilution to common shareholders will result in a new total for outstanding and issued common shares of approximately 85,359,683.

27

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are issuable upon conversion of the convertible debenture and exercise of the warrant. For additional information regarding the issuance of the convertible debenture and underlying warrant, see “Prospectus Summary - Yorkville Transaction”above. above. In addition we are registering common shares to Carter, Terry & Company pursuant to a Consulting Agreement providing an agent fee for securing the funding with Yorkville. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as otherwise noted and except for the ownership of the convertible debenture and warrant issued pursuant to the Securities Purchase Agreements, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the convertible debentures and warrants, as of February 10, 2022, assuming conversion of all the convertible debentures and exercise of all of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of 15,175,499 shares of common stock issued or issuable to the selling stockholders pursuant to the Securities Purchase Agreement. Because the conversion price of the convertible debenture and exercise price of the warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the convertible debenture and warrant, a selling stockholder may not convert the convertible debenture or exercise the warrant to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the convertible debentures which have not been converted. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Shares Beneficially Owned by the Selling Stockholder before the Offering (1)	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After the Offering
YA II PN, Ltd. (1) (2)	3,502,190	14,983,499	0
Carter, Terry & Company (3)	38,800	28,800	0
Adam Cabobo (3)	163,200	153,200	0

(1)	The Selling Shareholder has the right to acquire 983,499 shares of Common Stock underlying Warrants, and the right to acquire additional shares of Common Stock upon conversion of the Convertible Notes. Under the terms of the Convertible Notes, the Warrants and the Securities Purchase Agreement, the Selling Shareholder may not convert the Convertible Notes or exercise the Warrants to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of common stock which would exceed 4.99% of the total shares of common stock issued and outstanding as of the date of such conversion.

(2)	YA II PN, Ltd. (“YA II”)is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

(3)	Carter, Terry & Company is leading investment institution in Atlanta, serving clients throughout the country. The common shares to be issued pursuant to their Consulting Agreement is as follows: 1) 28,800 common shares to Carter, Terry & Company, with the remaining 163,200 common shares being issued to Adam Cabibi, the managing director of Carter, Terry & Company.

28

PLAN OF DISTRIBUTION

The Selling Stockholder (the “Selling Stockholder”) of the common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDAQ Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDAQ IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

29

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholder without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

TERMS OF THE OFFERING

The Yorkville Transaction

Convertible Notes

On or about February 4, 2022, Dalrada Financial Corporation (the “Company”) entered into a securities purchase agreement ("SPA") with YA II PN, Ltd. (the “Buyer”) for issuance and sale of convertible debentures (the “Debentures”) in the aggregate principal amount of $3,000,000. The first Debenture in a principal amount of $2,000,000 was purchased upon the signing of the SPA on February 7, 2022 (the “First Closing”), and the second Debenture in the principal amount of $1,000,000 shall be purchased upon the filing of a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of Common Stock underlying the Debenture by the Buyer (the “Second Closing”), with the purchase price equal to 96% of the principal amount. The Debentures have a fixed conversion price of $0.9151 per share (the “Fixed Conversion Price”). The principal and interest, which will accrue at a rate of 5% per annum, payable under the Debentures will mature 15 months from the issuance date (the “Maturity Date”), unless earlier converted or redeemed by the Company. At any time before the Maturity Date, the Buyer may convert the Debentures into the Company’s common stock at the Fixed Conversion Price. Beginning on May 1, 2022 and continuing on the first day of each calendar month thereafter through February 1, 2023, the Principal amount plus a 20% redemption premium and plus accrued and unpaid interest will be subject to monthly redemption (“Monthly Redemption”). Under Monthly Redemption, the Company shall redeem an applicable redemption amount in accordance with the redemption schedule provided in the Debenture, which is subject to pro rata adjustment to reflect the conversion or redemption otherwise effected pursuant to the Debenture contemporaneous with or prior to the scheduled redemption date, in cash, in common stock through the Buyer’s conversion of the Debenture (at any time after the applicable redemption date), or a combination of both at the Company’s option. With respect to each Monthly Redemption all or partially in common stock, the conversion price shall be the lower of (1) the Fixed Conversion Price, or (2) 100% of the lowest daily VWAP during the ten consecutive trading days immediately preceding the date of conversion (the “Variable Conversion Price”). The conversion price shall be adjusted from time to time pursuant to the other terms and conditions of the Debenture. At no point will the conversion price be less than $0.01.

30

Warrants:

The Company will issue to the Investor warrants equal to 30% coverage exercisable at a strike price equal to the Fixed Conversion Price determined at the date of the initial closing or 983,499. The Warrants shall be exercisable for four (4) years and shall be exercised on a cash basis provided the Company is not in default and the shares underlying the Warrant are subject to an effective registration statement at the time of the Investor’s exercise. There is a cashless provision.

Carter, Terry & Company

Common Shares:

On December 10, 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with Carter, Terry and Company acting as the Company’s Financial Advisor and Placement Agent, on a “best efforts” basis . Pursuant to the terms of that agreement, the Company agrees to issue to Agent upon the Closing of the transaction an amount of restricted shares equal to 4% of capital raised and received divided by the last reported closing price of the stock on the date of close ($0.60). The resulting shares to be issued are 192,000 common shares. The calculation is as follows:

$3,000,000 x 96% = $2,880,000 x 4% = $115,200/ $0.60 = 192,000 common shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

CAPITAL STOCK

Our authorized capital stock consists of 1,000,000,000 shares of common stock par value of $0.005 and 100,000 shares of preferred stock with a par value of $0.01 per share.

The following description of our capital stock and provisions of our Articles of Incorporation, bylaws and Wyoming corporations’ law are summaries and are qualified in their entirety by reference to our Articles of Incorporation and our bylaws. We have filed copies of these documents with the SEC as exhibits to the Registration Statement of which this prospectus forms a part. Pursuant to our Articles of Incorporation, as amended, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value of $0.005 per share (which we refer to as our common stock), and 100,000 shares of preferred stock, par value $0.01 per share, to be designated from time to time by our Board of Directors.

Common Stock

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $0.005 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

As of February 15, 2022, there were 70,184,184 shares of our common stock outstanding.

31

Preferred Stock

We are authorized to issue up to 100,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

As of February 15, 2022, there were 15,002 shares of our preferred stock outstanding as follows:

Series F:

As of October 15, 2020, there were 5,000 shares of our series F preferred stock outstanding. Please see the following preferences, powers, designations and other special rights;

1. Voting.

Each share of Series F Super Preferred Stock shall entitle the holder to equal to the greater of (i) One Hundred Thousand (100,000) votes for each share of Series F Super Preferred Stock or (ii) the number of votes equal to the number of all outstanding shares of Common Stock, plus one additional vote such that the holders of Series F Super Preferred Stock shall always constitute a majority of the voting rights of the Corporation.  In any vote or action of the holders of the Series F Super Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series F Super Preferred Stock shall entitle the holder thereof to one vote per share. The holders of Series F Super Preferred Stock shall vote together with the shares of Common Stock as one class.

2. Dividends.

The holders of Series F Super Voting Preferred Stock of the Corporation shall not be entitled to receive dividends paid on the Corporation’s Common Stock.

3. No Liquidation Preference.

Upon liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series F Super Voting Preferred Stock then outstanding shall not be entitled to receive out of the assets of the Corporation, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to the Common Stockholders.

4. No Conversion.

The shares of Series F Super Voting Preferred Stock will not be convertible into the shares of the Corporation’s Common Stock.

5. Vote to Change the Terms of or Issuance of Series F Super Voting Preferred Stock.

The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than fifty-one (51%) of the then outstanding shares of Series F Super Voting Preferred Stock shall be required for (i) any change to the Corporation’s Articles of Incorporation that would amend, alter, change or repeal any of the voting powers, preferences, limitations or relative rights of the Series F Super Voting Preferred Stock, or (ii) any issuance of additional shares of Series F Super Voting Preferred Stock.

6. Notices.  In case at any time:

(a) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

32

(b) there shall be any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction in each case, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, referred to herein as an “Organic Change”; then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series F Super Voting Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

7. Record Owner.

The Corporation may deem the person in whose name shares of Series F Super Voting Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series F Super Voting Preferred Stock for all purposes, and the Corporation shall not be affected by any notice to the contrary.  All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

Series G:

As of November 11, 2021, there were 10,002 shares of our series G convertible preferred stock issued. Please see the following preferences, powers, designations and other special rights;

1. Conversion Price. The holders of shares of Series G Convertible Preferred Stock shall have the right to convert each share of Series G Convertible Preferred Stock into 2,177 shares of common stock, par value $0.01 per share ("Common Stock") of the Corporation at a price equal to $0.30 per share of Common Stock.

2. Dividends. Except as provided herein, the holders of the Series G Convertible Preferred Stock shall not be entitled to receive cash, stock or other property, as dividends, except if declared by the Board of Directors of the Corporation. Series G Convertible Preferred Stock shall not participate in any dividend declared with respect to the Common Stock.

3. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the then outstanding shares of Series G Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation the sum of $0.01 per share (the "Liquidation Rate") before any payment or distribution shall be made on any other class of capital stock of the Corporation ranking junior to the Series G Convertible Preferred Stock.

(a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all the property and assets of the Corporation shall be deemed a dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 4, but the merger, consolidation, or other combination of the Corporation into or with any other corporation, or the merger, consolidation, or other combination of any other corporation into or with the Corporation, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 4. As used herein, the "merger, consolidation, or other combination" shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Corporation and any of its subsidiaries with any other corporation.

(b) After the payment to the holders of shares of the Series G Convertible Preferred Stock of the full preferential amounts fixed by this Paragraph 4 for shares of the Series G Convertible Preferred Stock, the holders of the Series G Convertible Preferred Stock as such shall have no right to claim to any of the remaining assets of the Corporation.

33

(c) In the event the assets of the Corporation available for distribution to the holders of the Series G Convertible Preferred Stock upon dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 4, no distribution shall be made on account of any shares of a class or series of capital stock of the Corporation ranking on a parity with the shares of Series G Convertible Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series G Convertible Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

4. Preferred Status. The rights of the shares of the Common Stock shall be subject to the preferences and relative rights of the shares of the Series G Convertible Preferred Stock. Without the prior written consent of the holders of not less than a majority of the outstanding shares of the Series G Convertible Preferred Stock, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series G Convertible Preferred Stock in respect of the preferences as to distributions and payments upon the Liquidation, dissolution and winding up of the Corporation described in Paragraph 4 above.

5. Vote to Change the Terms of the Series G Convertible Preferred Stock. Without the prior written consent of the holders of not less than a majority of the outstanding shares of the Series G Convertible Preferred Stock, the Corporation shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series G Convertible Preferred Stock.

6. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series G Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Corporation's discretion, by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Series G Convertible Preferred Stock Certificate(s) of like tenor and date.

7. Voting. Series G Convertible Preferred Stock shall not have voting rights.

OPTIONS, WARRANTS AND RIGHTS

On May 10, 2021, Pursuant to said action of the Board of Directors, the Company hereby granted to Kyle McCollum, (Chief Financial Officer Dalrada Financial Corporation), in consideration of services to be performed for the benefit of the Company, the option (“Option”) to purchase up to one million shares (1,000,000) (“Option Shares”) of Common Stock of the Company, at the exercise price of US $0.47 per share.

On November 10, 2021 the DFCO Board of Directors authorized the issuance of Cashless Warrants for up to 10,000,000 shares of the Company’s Common Stock, at $.005 par value per share (“Common Stock”) at 500,000 shares per board member, key employees or consultants with an exercise price at $0.45 per common share;

TRANSFER AGENT

Amy Merrill

Standard Registrar and Transfer Company

440 East 400 South, Suite 200

Salt Lake City, UT   84111

Phone: 801-571-8844 or 801-596-2150

www.standardtransferco.com

34

SHARES ELIGIBLE FOR FUTURE RESALE

GENERAL

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of March 2, 2022, we will have outstanding an aggregate of 85,359,683 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this Prospectus forms a part, 57,966,094 common shares hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 27,393,589 restricted shares of common stock to be outstanding may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or Regulation S under the Securities Act, if available, or otherwise.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000 directly or indirectly, in the Company or any of its parents or subsidiaries nor was any such person connected with Dalrada Financial Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

EXPERTS

The financial statements of the Company as of and for the years ended June 30, 2021 and 2020 appearing in this Prospectus and the Registration Statement of which it is a part, have been audited by independent registered public accounting firm, dbbmckennon, as set forth in their report dated October 13, 2021, which contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern appearing elsewhere herein.

35

LEGAL MATTERS

RULE 144 SHARES

Currently, none of our securities may be resold pursuant to Rule 144.

The securities sold in this offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an offering of securities.

Fletcher A. Robbe, Managing Partner, of Fletcher Robbe International Attorneys At Law, 9465 Wilshire Blvd. Suite 300, Beverly Hills CA 90210, frobbe@frobbeintl.com, and a member of Dalrada Financial Corporation’s Board of Directors, has opined on the validity of the shares of common stock being offered hereby.

Instruction 1 to Item 509 of Regulation S-K requires disclosing whether the interest of any expert or counsel named in the Prospectus exceeds $50,000. The interest of any expert or counsel named in the Prospectus does not exceed $50,000 according to Instruction 1 Item 509 of Regulation S-K.

36

DESCRIPTION OF OUR BUSINESS

Company Overview

Dalrada Financial Corporation, (“Dalrada”), was incorporated in September 1982 under the laws of the State of California and reincorporated in May 1983 under the laws of the State of Delaware and reincorporated on May 5, 2020 under the laws of the state of Wyoming, trades under the symbol, OTCQB: DFCO.

Dalrada, through its wholly-owned subsidiaries, Dalrada Health, Dalrada Precision, Dalrada Energy, and Dalrada Technologies, has set forth a company mandate focused and dedicated to identifying, addressing and solving real-world global problems by means of development and acquisition of companies and products producing innovation-focused and technologically centered solutions on a global scale. Each of these subsidiaries and their operating divisions are positioned to service the world’s top three growing industries over the next three decades: clean energy, healthcare, and technology. In a complex new world, consumers, businesses, and governments are seeking just-in-time solutions with expectations of high-quality and exceptional service. Dalrada Corporation responds with affordable, accessible, and impactful products & services that help people, businesses, and the planet.

Dalrada Health Products

Dalrada Health services a growing and overwhelmed healthcare system, and offers diagnostic, wellness, and rejuvenation solutions.

Empower Genomics and Pala Diagnostics. Pala Diagnostics are Empower Genomics™ provide genomics testing including COVID-19. Our on-site testing is designed to keep communities safe and healthy by providing gold-standard professional diagnostics with no out-of-pocket cost in many cases.

Solas Rejuvenation + Wellness. Through advanced medical techniques and modern technology, SòlasRejuvenation + Wellness delivers a clinical experience that helps a myriad of health and wellness solutions.

International Health Group (‘IHG’). IHG is a provider of Medical Assistant programs including CNA and HHA training. IHG’s unique curriculum allows for a 22-day fast track CAN Certification Program.

Glanhealth. Glanhealth is a cleaning solution provider which uses electrostatic machines to spray and deodorize residential spaces, healthcare facilities, hospitality, transportation, manufacturing, automotive, schools/education systems, and other facilities requiring cleaning services. Glanhealth’s products include alcohol-free hand sanitizers, surface cleaners, laundry aides, antimicrobial solutions, electrostatic sprayers, face masks, gloves, kits, and delivery equipment such as dispensers, stands, and ease of use packaging for the end consumer. GlanHealth leverages an extensive supply chain of producers, resellers, distributors, vendors, and formulators for the development, sale, and marketing of its products and services.

Dalrada Precision Corporation

Dalrada Precision is focused on the acquisition of companies and development of products that allow for design, engineering, manufacturing, and distribution on a global scale. Dalrada Precision helps realize ideas from concept and delivery to after sales service, offering unique and specific solutions. At all levels and all verticals of its operations, Dalrada Precision’s mandate is the development of products that lessen the burden on engineering design, manufacturing processes, regulatory demands, cost, and distribution.

Likido Ltd. Likido is an international technology company, developing advanced solutions for the harvesting and recycling of energy. Using its novel, heat pump systems (patent pending) and use of supercritical CO2, Likido is working to revolutionize the renewable energy sector with the provision of innovative modular process technologies to maximize the capture and reuse of thermal energy for integrated heating and cooling applications. With uses across industrial, commercial and residential sectors, Likido provides cost savings and the minimized carbon emissions across global supply chains. Likido's technologies enable the effective recovery and recycling of process energy, mitigating against climate change and enhancing quality of life through the provision of low-carbon heating and cooling systems.

37

Dalrada Precision Parts. Dalrada Precision Parts represents advanced technology and manufacturing.  By providing access to the finest components in the global marketplace through exclusive manufacturing opportunities and effective global supply chains, Dalrada Precision delivers supreme value and reduces cost and time to market.  Our products are rigorously-tested for performance as well as compliance.  With in-house capabilities, we design, produce, and supply precision parts and assembly parts to original equipment manufacturer (OEM) standards, resulting in significant cost savings for our clients.  At all levels and all verticals of operations, Dalrada Precision’s mandate is the development of products that lessen the burden on engineering design, manufacturing processes, regulatory demands, cost, and distribution.

Ignite I.T. Corp. Ignite represents a revolutionary brand of cleaners and degreasers ideal for industrial and commercial applications as well as consumer use. Eco-friendly and developed for all surfaces suitable for water, Ignite products are non-flammable, non-corrosive, non-toxic, butyl-free, water-based, and leave a light citrus scent. These deep cleaners and degreasers are specially-formulated to lift hydrocarbon-based dirt and grease from virtually all surfaces with minimal effort and rinsing and they meet or exceed the most stringent industry-testing specifications. Ignite products are available in dilutable concentrates as well as bulk quantities and are ready to use in convenient wipes. They feature non-hazardous formulas ideal for a wide range of uses including industrial maintenance, machining, mining, automotive manufacturing, and printing.

Dalrada Energy

Dalrada Energy Services provide end-to-end comprehensive energy service solutions in a robust commercial capacity. These solutions address unmet energy savings for clients and aid in the growing needs of conducting business in an environmentally-friendly fashion while correcting potential issues to maximize energy-saving and cost-saving efforts.

Dalrada Energy Services, Inc. Dalrada Energy Services provides onsite energy consumption analysis, equipment installation, and ongoing digitalization of energy usage with the result of securing financial and emission savings for the end-customer.  The company leverages 30+ years of industry experience, advanced operational models, and an a robust technology platform to retrofit inefficient equipment and drive energy savings.

Dalrada Technologies

Dalrada Technologies was formed for the purpose of acquiring and investing in various global technology related initiatives. Dalrada Technologies is focused on the creation, development, and acquisition of innovative and intelligent technologies, including platform services, software engineering services, technology consulting, and AI based solutions.

Prakat Solutions Inc. Prakat provides global customers with software and technology solutions specializing in Test Engineering, Accessibility Engineering, Product Engineering and Application Modernization. The Prakat India team provides end to end Product Engineering services across various domains, including – Banking & Financial Services, Telecom, Retail, Healthcare, Manufacturing, Legal and IT Infrastructure. Prakat India is an ISO 9001 Certified Company.

Competition

We are a diversified global clean energy, engineering, healthcare, and technology company. We manage the business in three vertically integrated, product & service focused segments: (i) Healthcare products, (ii) Design, Engineering, Manufacturing and Distribution Solutions, and (iii) Global Technology in the form of software and various types of equipment. The Company via its operating subsidiaries, acquires, markets, designs, manufactures and/or distributes its products globally in the North America, Europe, Middle East & Africa, Latin America and Asia-Pacific regions through a variety of trade channels, including retailers, wholesalers and distributors, original equipment manufacturers (“OEMs”) and direct to consumer. We are building strong name recognition in our regions under our various brands and products and technologies across multiple product categories. Geographic strategic initiatives and financial objectives are determined at the segment level. Each segment is responsible for implementing defined strategic initiatives and achieving certain financial objectives and has a president, business leader, or general manager responsible for sales, marketing, and fulfillment initiatives and the financial results for all product lines or services within that segment.

The three main industries in which we operate each have various verticals. Each industry and its verticals operate in a highly competitive global environment with many competitors in each industry and vertical. There are a wide variety of companies providing similar services, from companies’ having long history, to companies with many branches. The vast majority of our competitors have greater resources than we do or may offer a broader range of products and services than we do. We believe that we compete on the basis of a number of factors, including breadth of the high-quality service and product offerings, one stop convenience, pricing, a building brand name and reputation for quality and dependability.  Our unique differentiator is the broad portfolio of businesses covering clean energy, healthcare, and technology.  These three industry sectors are expected to experience the highest CAGR (compound annual growth rate) over the next three decades.

38

Future plan

In the future, we plan to expand and grow both organically as well as through key acquisition.

Research and Development

We spend approximately $520,000 and $470,000 on research and development activities during the fiscal years ending June 30, 2021 and 2020 respectively. We anticipate that we will incur additional expenses on research and development over the next 12 months. Our planned expenditures on our operations or a business combination are summarized under the section of this annual report entitled “Management’s Discussion and Analysis of Financial Position and Results of Operations”.

Description of Property

Dalrada leases space at 600 La Terraza Blvd., Escondido, California 92025. On May 1, 2020, the Company, entered into a five-year lease agreement.

In May 2020, the Company entered into three-year lease agreement to lease a warehouse in Brownsville, Texas.

The Company’s Prakat subsidiary entered into a lease agreement to lease office space through September 2026.

In August 2020, the Company’s Likido subsidiary entered in a new operating agreement for warehouse space. The lease matures in July 2021.

In June 2017, the Company’s IHG subsidiary entered into a lease for 3 separate office suites in San Diego, California. The lease expires in January 2022.

In May 2021, the Company’s PSC subsidiary entered into a three year and 6-month lease agreement to lease a medical office space in Poway, California.

Legal Proceedings

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date of this filing, there were no legal claims currently pending or threatened against us that in the opinion of Management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

Dalrada Financial initiated an action seeking judicial relief on December 7, 2021 due to the Minority Member's actions resulting in an unapproved distribution from DFCO's Pala Diagnostics division. The judicial matters are presently being consolidated in Orange County, California.

39

MANAGEMENT

Directors, Executive Officers and Key Employees

The following table sets forth certain information regarding our directors, executive officers and key employees as of June 30, 2020 and as of the date of the filing of this report:

Name and Address	Age	Position(s) Held

Brian Bonar	74	CEO and Director
Fawad Nisar	40	COO and Director
Kyle McCollum	38	CFO and Director
Pauline Gourdie	49	Director
Brian Kendrick	58	Director
Fletcher A. Robbe	70	Director
Harvey Hershkowitz	75	Director
Anthony Zolezzi	67	Director
Tom Giles	53	Director
David J. Bacon	54	Director
Bijan R. Kian (Rafiekian)	69	Director
Jose Arrieta	40	Director
Amy Scannell	31	Director
Vincent Monteparte	58	Director

Background of Directors and Executive Officers

Brian Bonar, CEO and director has over 16 years with Dalrada Financial Corp. Prior to joining Dalrada, Mr. Bonar worked for more than eighteen years with IBM in the US, Asia, and Europe. He has formerly worked at QMS, and Rastek Corporation, The Solvis Group, and was on the Board of Directors of Allegiant Professional and Aliance National Insurance Company. Mr. Bonar is also the founder of Bezier Systems.

Mr. Bonar is involved with various private entities and has been recognized by the “Cambridge Who’s Who” on several occasions as the executive of the year. In 2012, he was recognized as the CEO of the fastest growing public company in Orange County. He is the Chairman of Trucept, Inc. as well as President and Chief Executive Officer of various privately held corporations. He is also on the board of American Marine LLC and founded American Management Services (AMS) Outsourcing, a PEO-focused company.

Mr. Bonar holds the honorary title, Lord Bonar of Wilcrick, Cardiff, Wales United Kingdom. He received a BSC in Mechanical Engineering from the Strathclyde University, Glasgow Scotland and an MBA and PHD in the field of International Business Development Studies from the Stafford University, England UK.

Pauline Gourdie, Director - Ms. Gourdie is currently the owner/operator of CSL Staffing (“CSL”), which she established in 2016. CSL is a boutique general staffing service, providing staffing solutions for businesses in the San Diego and greater Southern California areas. For seven years prior to that, Ms. Gourdie was the President/Owner of Gourdie Consulting Corp which provided business consulting services across Americas & Europe. Ms. Gourdie possesses over 20 years of experience managing individuals and teams, and was instrumental in the implementation of fulfilment and manufacturing centers for IBM and Lenovo in the United States, United Kingdom, Eastern Europe, and China.

Ms. Gourdie holds a Bachelor of Science degree in Industrial and Labor Relations from Cornell University and brings to Dalrada an extensive knowledge of supply chain management, customer account and relationship management, and recruitment and development. Ms. Gourdie was appointed to the Dalrada board as of July 29, 2019 and does not receive compensation in her role as a director.

40

Brian Kendrick, Director – Kendrick has been the Managing Director of Allegro Jet Management since 2014. Mr. Kendrick has over 30 years of business experience starting with a short stint with Burroughs as a computer programmer. Mr. Kendrick developed one of the industry's first systems for tracking owners of aircraft throughout the world and managed all aspects from the inspection and purchase of aircraft to delivery. Appointed July 29, 2019.

Fletcher A. Robbe, Director - As managing partner of Fletcher Robbe International Attorneys at Law, Mr. Robbe brings 43 years of international and domestic business and financial acumen as well as practical hands on experience to the personal and confidential representation of his clients comprised of Foreign Governments, Multi-National Public and Private Corporations, Investment Banking Institutions, Family Offices and Private Wealth Individuals. Mr. Robbe previously served as General Counsel for the Los Angeles World Trade Association. Appointed July 29, 2019.

Fawad Nisar, COO and Director – Prior to COO of Dalrada, Mr. Nisar, in 2019 held the position of Executive Vice President of Marketing of Trucept, Inc. In 2018, Fawad held the position of Vice President of Marketing at Isodiol International. From 2014 through 2018, Mr. Nisar held the position of Senior Account Director, Healthcare Vertical. Mr. Nisar has held various executive and high-level roles managing global operations as well as sales and marketing for large product and service organizations. Graduating with a master’s degree in chemical engineering from Manhattan College, Nisar began his career working as a biochemical engineer for Wyeth Pharmaceuticals – producing one of the first targeted chemotherapy drugs to treat acute myeloid leukemia, followed by 14 years of providing business solutions to Fortune 500 pharmaceutical, healthcare, manufacturing, and retail businesses.

Harvey Hershkowitz, Director - Mr. Hershkowitz for the last five years has been the chairman of the Board for Palomar Hospital. Mr. Hershkowitz has more than 35-years’ experience in the healthcare industry with the top Fortune 10 companies including consulting, Information Technology (IT), software, professional services, nursing schools, management, building and development. In addition, he has successfully spearheaded companies in business, IT, residential, wellness centers, commercial development, acute care hospitals, skilled nursing facilities, major physician groups, biosciences, pharmaceutical and healthcare construction boards. Serving on many boards including being Chairman to many, Mr. Hershkowitz also has a notable track record with spring-boarding start-ups, raising capital, and positioning corporations in the global market where he actively expands his reach and network.

Anthony Zolezzi is currently the CEO of Diomics Inc. as of August 2019, and is on the Board of Directors of TwinLab and Wild Oats Organic Marketplace. Previously, in 2018, Mr. Zolezzi was named the CEO of Twinlab Consolidated Holdings, Inc., and appointed to Twinlab’s Board of Directors in May, 2018. Mr. Zolezzi, for the last six years, is also an operating partner at Pegasus Capital Advisors, a private asset management company focused on the wellness sectors. As a serial entrepreneur, Mr. Zolezzi has dedicated his career to the well-being of both people and the planet, co-founding businesses that provide potential solutions to both health concerns and key environmental issues as well as focusing on ways that biotech breakthroughs can enhance consumer health and wellness. Zolezzi has authored and co-authored six books.

Mr. Zolezzi is a graduate of Loyola Marymount University, earned an MBA at San Diego State and completed the Executive Program at the Kellogg School at Northwestern. Zolezzi is a former board member of Vitamin Angels, a non-profit focused on providing nutritional support in impoverished countries. He also co-founded and is a former board member of the Organic Center for Education and Promotion, and a former member of the Organic Alliance Board of Directors. Mr. Zolezzi also serves as an advisory board member with the Menus of Change program, a joint venture between The Culinary Institute of America and Harvard T.H.Chan School of Public Health, and the Keurig Corporation.

Tom Giles, since November 2017, is the chief Revenue Officer of Corporate Development and Co-founder of WeR.Ai. Prior to WeR.AI., Mr. Giles was the General Partner Healthcare at Frost Data Capital from July 2014 to June 2017, the General Manager of Healthcare at Nex Cubed from June 2017 to December 2018, and an advisor at ARVDRK Technologies from September 2017 to December 2018. Though the years, Mr. Giles also held high level positions at companies such as IBM and Trivium Health Inc. Mr. Giles is currently an adviser to the Boards at the following companies: Trials.ai, Diomics Corporation, Narrative Wave, and has been a board member of several other companies.

Mr. Giles' executive management leadership includes technology and healthcare industries with a focus on artificial intelligence (AI) and machine learning (ML) to reduce time and expense to market. Mr. Giles' accomplishments include raising more than $200 million in capital for startups and venture funds in addition to building strategic partnerships with some of the largest global companies including IBM, GE, Accenture, T-Mobile, and DST. He has also held industry lead and advisory roles in early-stage ventures and incubators. Mr. Giles holds a Bachelor’s degree in Business from San Diego State University, California.

41

Dr. David Bacon is currently an active Navy CAPTAIN with 22 years of active-duty service. During the SARS-CoV-2 pandemic, Dr. Bacon was responsible for reviewing proposals for funding in the areas of therapeutics, diagnostics, and wearable monitors. He reviewed more than 400 proposals and provided his expert opinion on the scientific rationale and study design. Dr. Bacon’s professional background includes: Former program Area Manager for the DoD’s HIV and Emerging Infectious Diseases research programs; Science and Technology Program management/program development Chemistry Division, Naval Research Laboratory; Deployed as Officer-in-Charge, Kandahar Airfield, Afghanistan and Camp Arifjan, Kuwait; Deployed as sole microbiologist aboard USNS Comfort in support of Continuing Promise 2009; Head, Laboratory Sciences, Navy Environmental and Preventive Medicine Unit 2, Norfolk, VA; Director, Parasitology Program, Naval Medical Research Unit 6 (NAMRU-6), Lima, Peru, Deputy Director, Parasitology Department, NAMRU-6, Lima, Peru; Member of scientific assessment team commissioned by the Iraq Survey Group to investigate biological weapons programs in Baghdad, Iraq; Deployed as element commander of a biological weapons detection laboratory, Baghdad, Iraq and Principal Investigator, Malaria Program Naval Medical Research Center, Research Area.

Dr. Bacon earned a B.S. from the University of New Hampshire (Medical Technology) in May 1990 and a Ph.D. from the University of New Hampshire (Microbiology) in May 1997.

The Honorable Bijan R. Kian, currently the Chairman of the Board of Directors of TODAQ USA Corporation since July 2020, as well as the Chairman of the Board of directors of Lenders Technology for the last 10 plus years, was twice confirmed by the United States Senate and has served three presidents of the United States from both political parties. In 2016, Mr. Kian served as Deputy Lead on the Office of Director of National Intelligence for the President Transition Team. Formerly, Mr. Kian served as a Member of the Export-Import Bank of the United States, A Member of the White House Business Council, Director of Foreign Investment for the Staten of California and a Senior Fellow for global public policy at the United States Naval Postgraduate School and Member of the Board of directors at the National Defense University Foundation. He is recognized around the world as a senior executive in global trade and international security.

Mr. Kian is a graduate of the University of Brighton, with continuing education at Oxford, Harvard Kennedy School and MIT. A Fellow at the Royal Society of Arts in the United Kingdom, Mr. Kian is also the recipient of the Ellis Island Medal of Honor.

Jose Arrieta, is currently with Imagineeer LLC, a company he founded when he left Government. Imagineeer is an IT solutions company that currently is focused on fund raising, blockchain enabled diagnostic development, cyber security solutions and quantum inspired optimization capabilities. Mr. Arrieta works with Federal customers evaluating and valuing venture backed technology starts ups in the health and national security space. Mr. Arrieta currently sits on a number of boards and advises 5 technology startups. Imagineeer is also working to build an ecosystem to facilitate secure, autonomous, data driven, AI powered science-based organizations Mr. Arrieta is also the former Chief Information Officer and Interim Chief Data Officer of HHS. He is a respected leader in applying emerging technologies, especially blockchain, artificial intelligence/machine learning and process automation. He oversaw $6.3B in IT investments, $800B in grants and $26B in Federal contracts while at HHS. Mr. Arrieta has also published articles on valuing disruptive technology companies and the importance of industry / government communications. Jose led the creation / implementation of the largest public health surveillance capability in the United States during the pandemic and the first enterprise grade supervised machine learning capability to help more accurately distribute testing supplies and predict hot spots across the United States. He created a public private key, distributed ledger infrastructure to establish digital identities for commercial, federal, state end points to aid the COVID 19 vaccination and testing efforts. He created and teaches the first blockchain course (blockchain and cryptos) at the Johns Hopkins University as well as entrepreneurial finance.

Kyle McCollum, is current the Chief Financial Officer of the company. Prior to that, Mr. McCollum was with Better Choice Company Inc. (ticker: BTTR) for three years where Mr. McCollum acted as Corporate Secretary and SVP of Corporate Finance.

In 2018, Mr. McCollum helped form Bona Vida, a pet CBD company, were he served as Chief Financial Officer. In May 2019, Bona Vida merged into Better Choice Company Inc., a publicly listed pet health and wellness company (ticker: BTTR), where Mr. McCollum acted as Corporate Secretary and SVP of Corporate Finance. With Better Choice Company, he assisted in the merger of Bona Vida and TruPet with Better Choice Company as well as the acquisition of Halo Purely for Pets. Mr. McCollum also guided several 10-Q’s and its 2019 10-K with audit.

42

From 2013 to 2017 Mr. McCollum was Chief Financial Officer of Das & Co., a New York based family office. At Das & Co. Mr. McCollum managed all accounting, tax, audit, portfolio valuation, asset management, financial/investment reporting, and operations for Landmark Banyan Real Estate Fund, a US$200 million India Real Estate Fund comprised of over 10 developments. Mr. McCollum was also Chief Operating Officer of all Das & Co.’s holding and operating subsidiaries including Apex Resources, its mining company in Tanzania, and LDC Developers, its real estate development company.

Mr. McCollum has also served as Director of Finance at 29th Street Capital, a California based real estate investment firm with a publicly stated asset value base of US $500 million. Prior to 29th Street Capital, Mr. McCollum was Director of Finance and Corporate Compliance at Fletcher Robbe International Attorneys at Law, an international transactional and securities-based law firm with offices in Century City, New York, Hong Kong and Beijing. While at Fletcher Robbe International Attorneys at Law, Mr. McCollum focused on complex finance transactions, mergers & acquisitions, securities and guided several foreign listed public companies on international cross-listing to U.S. public exchanges. Mr. McCollum earned a Bachelor’s of Science and Master of Accountancy degree from the University of Montana and holds a Certified Public Accounting license.

Amy Scannell, is currently General Counsel of Tipp Investments, LLC, in Escondido California, since June 2019. Tipp Investments, LLC is a company with broad investment interests including commercial real estate, agriculture, and aviation. Scannell was admitted to the California bar in 2019 and the Massachusetts bar in 2015. Prior to Tipp Investments, Scannell worked as an associate attorney for Baskin & Associates, LLC, a family law litigation firm in Boston, Massachusetts. Scannell received her Juris Doctorate from Suffolk University Law School in Boston Massachusetts and Bachelor of Arts from Westfield State University in Westfield, Massachusetts.

Vincent Monteparte, is currently the Principal and Venture Partner in the venture capital and investment banking industry, having managed transactions and investments ranging from $40M to $500M. His leadership transformed uniquely positioned mid-market organizations in the enterprise software sector to upwards of $2 billion in enterprise valuations. A diverse background in technology, aerospace, transportation, logistics, real estate and healthcare has led Mr. Monteparte to roles as Venture Partner at Sway Ventures, a US-based venture capital firm investing in early to mid-stage technology companies and Principal at Global Capital Markets, an investment banking firm focusing on mid-market transactions for technology, manufacturing, distribution, service and retail companies.

Mr. Monteparte began his career as an entrepreneur and founded various companies, most recently Miro Technologies. At Miro, he led the development of a SaaS solution to modernize maintenance, repair, overhaul, and supply chain operations for complex assets. The business was sold to Boeing for 14x return on invested capital with an IRR of 48%. Additionally, Mr. Monteparte has since held various senior level executive roles leading teams and positioning multinational corporations to growth.

Mr. Monteparte holds a series 63 and 79 license and Board Advisory positions for BlueSky eLearn, a leading learning management software platform and Measurabl, a global ESG SaaS Software company. He received a B.A. in Aeronautical Engineering from Embry-Riddle Aeronautical University and an MBA from the Pepperdine University Graziadio School of Business, where he earned the Most Distinguished Alumni Award. In his spare time, Mr. Monteparte co-chairs the Business & Entrepreneurship Committee at Pepperdine, where he acts as a mentor to young entrepreneurs and executives in career and portfolios.

Term of Office of Directors

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until the officer dies or resigns or the Board elects a successor or removes the officer.

43

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director (or person nominated to become director), executive officer, founder, promoter or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To the knowledge of the Company, there have been no reported violations of the Code of Ethics.

Whistleblower Procedures Policy

In accordance with the requirements of Section 301 of the Sarbanes-Oxley Act of 2002, the Board of Directors of the Company has adopted a Whistleblower Procedures Policy, stating that all employees of the Company are strongly encouraged to report any evidence of financial irregularities which they may become aware of, including those with respect to internal controls, accounting or auditing matters.  Under the Whistleblower Procedures Policy, the management of the Company shall promptly and periodically communicate to all employees with access to accounting, payroll and financial information the means by which they may report any such irregularities. In the event an employee is uncomfortable for any reason reporting irregularities to his or her supervisor or other management of the Company, employees may report directly to any member of the Board of Directors of the Company. The identity of any employee reporting under these procedures will be maintained as confidential at the request of the employee, or may be made on an anonymous basis. Notice must be provided to all of the Company’s employees with access to accounting, payroll and financial information in respect of these procedures.

Director Independence

The OTCQB does not have a requirement that a majority of our Board of Directors be independent. However, with respect to the definition of independence utilized by NASDAQ, our officers and directors would not be deemed to be independent.

Our Audit Committee is comprised of our officers and directors. NASDAQ requires at least three members on the Audit Committee, each of whom must be independent. NASDAQ also requires that, if its Chief Executive Officer’s compensation is determined by its Compensation Committee, the Compensation Committee must be comprised solely of independent directors. The Company currently does not meet either of these requirements.

The NASDAQ rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company or is a partner, executive officer or controlling stockholder of an entity to which the company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenue for that year or a family member serves in the current fiscal year or has served at any time during the last three fiscal years as an executive officer of the Company. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

44

Key Employees

Brian Bonar, Dalrada Financial Corp. CEO and director for over sixteen years. Prior to joining Dalrada, Mr. Bonar worked for more than eighteen years with IBM in the US, Asia, and Europe. He has formerly worked at QMS, and Rastek Corporation, The Solvis Group, and was on the Board of Directors of Allegiant Professional and Aliance National Insurance Company. Mr. Bonar is also the founder of Bezier Systems.

David Pickett, Dalrada Precision Corp. President | VP, Sales. For over 10 years having designed and manufactured products for the biggest OEM and Fortune 500 companies in the world, his knowledge base adds great strength to all our operational and supply chain requirements.

Family Relationships

Pauline Gourdie is the daughter of Brian Bonar.

Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provides that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board of Directors shall be large enough to maintain our required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in the beneficial ownership of our securities with the SEC of Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. The required filings will be made.

45

EXECUTIVE and DIRECTOR COMPENSATION

 SUMMARY COMPENSATION TABLE

As of Fiscal Year End June 30, 2021

Name and Principal Position	Year	Salary	Bonus	Stock	Option	Non-Equity	Change in Pension Value	All Other	Total
		($)	($)	Awards	Awards	Incentive	Nonqualified	Compensation	($)
				($)	($)	Plan	Deferred	($)
						Compensation	Compensation
						($)	Earnings
							($)

Brian Bonar, CEO Director	2021	393,000	0	40,000	0	0	0	0	433,000
	2020	393,000	0		0	0	0	0	393,000
Fawad Nisar, COO Director	2021	318,269	150,000	40,000	0	0	0	0	508,269
Kyle McCollum, CFO Director	2021	34,615	0	0	60,086	0	0	0	94,701
Pauline Gourdie	2021	0	0	40,000	0	0	0	0	40,000
Brian Kendrick	2021	0	0	40,000	0	0	0	0	40,000
Fletcher A. Robbe	2021	0	0	40,000	0	0	0	54,862	94,862
Harvey Hershkowitz	2021	0	0	40,000	0	0	0	65,000	105,000
Anthony Zolezzi	2021	0	0	225,000	0	0	0	0	225,000
Tom Giles	2021	0	0	225,000	0	0	0	50,000	275,000
David J. Bacon	2021	0	0	0	0	0	0	18,000	18,000
Bijan R. Kian (Rafiekian)	2021	0	0	0	0	0	0	0	0
Jose Arrieta	2021	0	0	0	0	0	0	20,000	20,000
Amy Scannell	2021	0	0	0	0	0	0	0	0
Vincent Monteparte	2021	0	0	0	0	0	0	0	0

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS					STOCK AWARDS
Name and Principal Position(s)	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brian Bonar, CEO	0	0	0	0	0	0	0	0	0
Kyle McCollum, CFO	0	1,000,000	1,000,000	$0.47	5-10-31	0	0	0	0

46

Option Grants

On May 10, 2021, the Company granted 1,000,000 options to purchase common stock to its Chief Financial Officer with an exercise price of $0.47 per share.

Director Compensation

On July 9, 2020 the Board authorized the Dalrada Financial Corp 2020 stock compensation plan to be used to compensate the company board of directors. The plan allocates the issuance of up to 3,500,000 shares. On February 25, 2021, the Company amended the plan to issue up to 4,500,000 shares and issued an aggregate of 4,500,000 common shares, or 500,000 shares to each board member (9). 3,500,000 shares of common stock were granted on July 9, 2020 at $0.08 per share and 1,000,000 shares of common stock were granted on February 25, 2021 at $0.45 per share, for a total fair value of $730,000, which is included in the consolidated statements of operations

On August 16, 2021, the company approved Amendment No.1 of the 2020 Stock Compensation Plan used to compensate the company board of directors. The Amended plan allocates the issuance of up to 6,500,000 shares which includes an additional 2,000,000 shares valued at $0.28 per shares or $560,000.

On November 9, 2021 the Board approved Amendment No. 2 of the 2020 Stock Compensation Plan used to compensate the company board of directors. The Amendment called for the following:

1)	Cancellation and return to treasury of all the commons shares issued under the previous 2020 Stock Compensation Plan and amendments totaling 6,500,000 shares of common stock.

2)	Issue Cashless Warrants for up to 10,000,000 shares of the Company’s Common Stock, at $.005 par value per share (“Common Stock”) at 500,000 shares per board member, key employees or consultants with an exercise price at $0.45 per common share;

3)	The vesting period for the Warrants shall be as follows:

a)	Warrants issued to replace the 4,500,000 shares issued pursuant to the July 9, 2020 grant date will be fully vested;
b)	Warrants issued to replace the 2,000,00 shares issued pursuant to the July 19, 2021 grant date and any later grant dates will vest over a one-year period.

 Employment Agreements

On July 1, 2019, the Company entered into an employment agreement with the Chief Executive Officer of the Company. Pursuant to the agreement, the Company will compensate the Chief Executive Officer a base salary of $393,000 per annum, annual increases of 10% and a quarterly bonus based on whether the Company achieve a net profit. He will be issued common stock of the Company sufficient to provide a 10% ownership position only upon a reverse split, which shares are to be maintained for a period of two years. In addition to all other benefits and compensation, he shall be eligible for a quarterly bonus of $47,000 based on if the Company achieves a net profit for that quarter.

Report on Repricing of Options

None.

47

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

 The following table provides certain information regarding the ownership of our common stock, as of June 30, 2021 and as of the date of the filing of the June 30, 2021 annual report by:

•	each of our executive officers;

•	each director;

•	each person known to us to own more than 5% of our outstanding common stock; and

•	all of our executive officers and directors act as a group.

As of December 30, 2021, we had a total of 73,838,662 shares of common stock issued and outstanding. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock indicated below. Except where noted, the address of all listed beneficial owners is in care of our office address.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Brian Bonar, Principal Executive Officer and Director	Common Shares	5,856,315	7.93
Fawad Nisar, Chief Operating Officer and Director	Common Shares	3,517,000	4.76
Brian Kendrick, Director	Common Shares	500,000	0.68
Fletcher Robbe, Director	Common Shares	500,000	0.68
Harvey Hershkowitz, Director	Common Shares	500,000	0.68
Pauline Gourdie, Director	Common Shares	500,000	0.68
Anthony Zolezzi, Director	Common Shares	500,000	0.68
Tom Giles, Director	Common Shares	500,000	0.68
Kyle McCollum, Chief Financial Officer, Director*	Common Shares	500,000	0.68
David J. Bacon, Director*	Common Shares	500,000	0.68
Bijan R. Kian (Rafiekian), Director*	Common Shares	500,000	0.68
Jose Arrieta, Director*	Common Shares	500,000	0.68
Amy Scannell	Common Shares	0	0.00
Vincent Monteparte	Common Shares	0	0.00
All officers and Directors as a group	Common Shares	14,373,315	10.46

*   The shares for Kyle McCollum, David J, Bacon, Bijan R. Kian (Rafiekian), and Jose Arrieta were issued on August 17, 2021

48

Certain Relationships, Related Transactions and Director Independence

Notes Payable – Related Parties

	June 30, 2021
	Outstanding	Accrued
	Principal	Interest
Related entity 1	$2,978,066	$29,875
Related entity 2	357,025	5,532
Related entity 3	3,087,689	47,728
Related entity 4	2,789,107	93,150
Related entity 5	417,237	–
Related entity 6	879,831	5,862
	$10,508,955	$182,147

	June 30, 2020
	Outstanding	Accrued
	Principal	Interest
Related entity 1	$740,237	$12,417
Related entity 2	354,875	1,176
Related entity 3	1,887,052	23,192
Related entity 4	71,618	579
	$3,053,782	$37,365

All notes are unsecured, bear interest at 3% per annum, and are due 360 days from the date of issuance, ranging from June 25, 2020 to June 25, 2022. Each entity has significant influence or common ownership with the Company’s Chief Executive Officer. Several of these notes are in default. The company has not received any notices of default or demands for payment.

Convertible Note Payable – Related Parties

As of June 30, 2019, the Company issued a convertible note for $1,875,000 to the Chief Executive Officer of the Company for compensation. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and was due 360 days from the date of issuance. On June 30, 2019, the Company issued note agreement which included a conversion feature of the outstanding balance at $0.034 per share. As the conversion price was equal to the fair value of the common shares on the date of the agreement, there was no beneficial conversion feature. As of June 30, 2021 the principal balance was $1,875,000 and the accrued interest was $112,500.

Related Party Transactions

As of June 30, 2021, and 2020, the Company owed $414,073 and $556,317, respectively to related parties for reimbursement of various operating expenses, accrued salaries, management fees, etc. which has been recorded in accounts payable and accrued liabilities – related parties. As of June 30, 2021 and 2020, this amount includes $0 and $7,650 of management fees, which consists of accounting and administrative services to Trucept Inc., a related party company controlled by the Chief Executive Officer of the Company. The management fee agreement calls for monthly payments of $7,500. The agreement is ongoing until terminated by either party. As of June 30, 2021, amounts included with accounts payable and accrued liabilities – related parties for which relate to advances for operating expenses were $1,029,309. In 2021, the Company issued promissory notes totaling $879,830 in exchange for conversion of accrued salary to the Chief Executive Officer. As of June 30, 2021, the outstanding principal balance of the promissory notes was $879,830 and the accrued interest is $5,862

49

In November 2019, the Chief Executive Officer converted $170 in amounts owed from the Company into 5,000 shares of Series F Super Preferred Stock.

On July 1, 2019, the Company formalized an employment agreement with its Chief Executive Officer, which entitles him to compensation of three hundred and ninety-three thousand dollars ($393,000) per year. Annual increases will be up to 10% based performance criteria to be determined at a later date. He will be issued common stock of the Company sufficient to provide a 10% ownership position post reverse split which shares be maintained for a period of two years. In addition to all other benefits and compensation, he shall be eligible for a quarterly bonus of $47,000 based on if the Company achieves a net profit for that quarter. As of June 30, 2021 and 2020, the Company had $0 and $556,317, accrued within accounts payable and accrued liabilities – related parties, respectively. In 2021, the Chief Executive Officer converted $879,830 of accrued salary into a promissory note.

In February 2021, the Company issued 500,000 common shares to each board member, including the Chief Executive Officer, for an aggregate of 4,500,000 shares. The fair value of $730,000 was recorded in the consolidated statements of operations.

The following is a summary of revenues recorded by the Company’s to related parties with common ownership:

	Year Ended
	June 30,
	2021	2020
Dalrada Health	$62,607	$124,427
Prakat	137,500	99,139
Pacific Stem	132,550	–
	$332,657	$223,566

50

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis in conjunction with our financial statements, including the notes thereto, included in this Report. Some of the information contained in this Report may contain forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern. We incurred a net loss of $2,968,298 during the six months ended December 31, 2021. We will be required to raise substantial capital to fund our capital expenditures, working capital, and other cash requirements since our current cash assets are exhausted and we have generated no revenues to date to sustain our operations. We will continue to rely on related parties to fund our operations, which may dilute existing share value. We will need to seek other financing to complete our business plans. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

In addition to our current deficit, we expect to incur additional losses during the foreseeable future. Until we are able to successfully execute our business plan. Consequently, we will require substantial additional capital to continue our development and marketing activities. There is no assurance that we will be able to obtain additional financing through private placements and/or public offerings necessary to support our working capital requirements. To the extent that funds generated from any private placements and/or public offerings are insufficient, we will have to raise additional working capital through other sources, such as bank loans and/or financings. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms.

We are incurring increased costs as a result of being a publicly-traded company. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission, have required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal and financial compliance costs and have made some activities more time-consuming and costly. For example, as a result of becoming a public company, we have created additional board committees and have adopted policies regarding internal controls and disclosure controls and procedures. In addition, we have incurred additional costs associated with our public company reporting requirements. In addition, these new rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs.

RESULTS OF OPERATIONS

Six Months Ended December 31, 2021 and 2020

The following table sets forth the results of our operations for the six months ended December 31, 2021 and 2020:

	Six Months Ended
	December 31,
	2021	2020
Revenues	$10,049,617	$1,214,910
Cost of revenues	3,260,678	692,261
Gross profit	6,788,939	522,649
Operating expenses	9,544,335	3,004,951
Loss from operations	(2,755,396)	(2,482,302)
Other income (expenses)	(288,915)	(251,559)
Net loss	$(3,044,311)	$(2,733,861)

51

Revenues and Cost of Revenues

During the six months ended December 31, 2021, the Company recorded revenues of $10,049,617 as attributable to each entity below:

	Six Months Ended
	December 31,
	2021	2020
Pala Diagnostics	$7,878,564	$–
Prakat	1,090,018	628,306
IHG	457,551	–
Health	92,078	188,314
Likido	150,970	259,828
Precision	106,205	82,685
Other	274,230	55,777
	$10,049,617	$1,214,910

Revenues

Revenues for the six months ended December 31, 2021 was $10,049,617 compared with revenue of $1,214,910 during the six months ended December 31, 2020, an increase of $8,834,707, or 727%. The increase in revenues was primarily attributable the Company’s COVID-19 testing segment which includes Pala and Empower. The Company also increased revenue through its technology segment, supported by Prakat, as well as growth of IHG’s educational platform.

Costs and Expenses

Cost of Revenues. Cost of Revenues for the six months ended December 31, 2021 was $3,260,678 compared to cost of revenues of $692,261 during the six months ended December 31, 2020, an increase of $2,568,417, or 85%. The increase in Cost of Revenues was primarily a result of the COVID-19 testing segment.

Operating Expenses. Operating expenses for the six months ended December 31, 2021 was $9,544,335 compared to operating expenses of $3,004,951 during the six months ended December 31, 2020, an increase of 6,539,384, or 218%. The increase in operating expenses was a result of corporate expansion, stock-based compensation, and growth of the COVID-19 testing segment. Most of fiscal 2020’s operating expenses were spent on development of the Company’s proposed business operations. During the six months ended December 31, 2021, the Company recorded stock compensation expense of $1,783,094 to employees, executives and the Board of Directors.

Other Income (Expense)

Other income (expense) consists of penalties and interest within interest expense on the consolidated statements of operations.

Net Income (Loss)

Net loss for the six months ended December 31, 2021 was $3,044,311 compared to net loss of $2,733,861 for the six months ended December 31, 2020.

52

RESULTS OF OPERATIONS

July 1, 2020 through June 30, 2021 compared to July 1, 2019 through June 30, 2020

The following table sets forth the results of our operations for the years ended June 30, 2021 and 2020:

	Year Ended
	June 30,
	2021	2020
Revenues	$3,406,684	$1,178,154
Cost of revenues	2,471,966	625,916
Gross profit	934,718	552,238
Operating expenses	9,504,869	3,241,335
Loss from operations	(8,570,151)	(2,689,097)
Other income (expenses)	8,571,372	211,540
Net income (loss)	$1,221	$(2,477,557)

Revenues and Cost of Revenues

Revenues as attributable to each entity were as follows:

	Year Ended
	June 30,
	2021	2020
Prakat	$1,185,981	$586,780
Precision	150,060	146,887
Pacific Stem	652,130	–
Health	514,005	407,069
Likido	331,254	–
IHG	452,246	–
Shark	121,008	37,418
	$3,406,684	$1,178,154

The acquisition of Prakat occurred in January 2020, and revenue was generated from the date of acquisition until June 30, 2020, whereas for fiscal 2021, revenue was recorded for an entire fiscal year. Dalrada Health’s sales activity picked up in 2020 when the Company acquired Shark Technologies and launched its GlanHealth product line. The acquisition of Shark Technologies occurred in March of 2020, and revenue was generated from the date of acquisition until June 30, 2020, whereas for fiscal 2021, revenue was recorded for an entire fiscal year. Likido’s revenue increased during 2021 as it was primarily an R&D entity during fiscal 2020.

Operating Expenses

Operating expenses for the year ended June 30, 2021 was $9,504,869 compared to operating expenses of $3,241,335 during the year ended June 30, 2020, an increase of $6,263,534. The increase in operating expenses was due to an increase in the operating activity as most of fiscal 2020 was spent on the continuing development of the Company’s proposed business operations. The increase was also partially attributable to non-cash stock compensation, the continued development and commercialization of the Likido operation and new business units.

53

Other Income (Expense)

During the years ended June 30, 2021 and 2020, the Company recognized $670,272 and $768,361, respectively, of penalties and interest within interest expense on the consolidated statements of operations. For years ended June 30, 2021 and 2020, the Company recognized $9,504,041 and $1,229,199, respectively, within “Gain on expiration of accrued payroll taxes” as a result of quarterly tax liabilities that expired during the fiscal years.

Net Income (Loss)

Net income for the year ended June 30, 2021 was $1,221 compared to a net loss of $2,477,557 during the year ended June 30, 2020.

Liquidity and Capital Resources

As of December 31, 2021, the Company had an accumulated deficit of $112,989,191. The Company continues to incur significant losses and raises substantial doubt regarding the Company’s ability to continue as a going concern. Cash presently on hand is immaterial. We anticipate needing additional liquidity during the next twelve months to fund operations, expand our subsidiaries, expand the growth of the COVID-19 testing segment and continue the commercialization of our Likido heating & cooling units. Management is planning to support operations by raising capital, and by accelerating sales & marketing efforts of high-margin heating & cooling units, precision parts, our Glanhealth products and COVID-19 testing through Pala Diagnostics. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to obtain the necessary debt or equity financing, and generate profitable operations from the Company’s planned future operations. We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and activities and there are no plans to induce conversion of existing debt. There are no assurances that our plans will be successful. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Our audit firm included an explanatory paragraph in their report regarding substantial doubt about our Company’s ability to continue as a going concern.

Working Capital

As of December 31, 2021, the Company had current assets of $8,119,345 and current liabilities of $10,687,360 compared with current assets of $1,640,511 and current liabilities of $17,175,111 at June 30, 2021. The increase in the working capital was primarily a result of Pala Diagnostics commercial insurance and government billing for COVID-19 testing services.

Cash Flows

	Six Months Ended
	December 31,
	2021	2020
Net cash used in operating activities	$(4,728,921)	$(2,040,375)
Net cash used in investing activities	(337,728)	(102,523)
Net cash provided by financing activities	5,097,451	2,232,848
Net change in cash during the period, before effects of foreign currency	$30,802	$89,950

Cash flow from Operating Activities

During the six months ended December 31, 2021, the Company used $4,728,922 of cash for operating activities compared to $2,040,375 used during the three months ended December 31, 2020. The increase in the use of cash for operating activities was primarily due to the net loss due to a decrease in the changes in operating assets and liabilities.

54

Cash flow from Investing Activities

During the six months ended December 31, 2021, the Company used $337,728 of cash for investing activities compared to $102,523 used during the three months ended December 31, 2020. The increase in the use of cash for investing activities was primarily due to the purchase of equipment used in the COVID-19 testing operations.

Cash flow from Financing Activities

During the six months ended December 31, 2021, the Company received $5,097,451 in cash from financing activities compared to $2,332,848 during the six months ended December 3, 2020. The Company received proceeds of $6,999,445 from the issuance of related party notes payable compared to $2,232,848 received during the six months ended December 31, 2020. The Company also repaid $12,923 on the notes payable and repurchased $14,826 of common shares during the six months ended December 31, 2021. During the six months ended December 31, 2021, Vivera withdrew an unauthorized distribution totaling $1,874,245 in 2021.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in note (1) of the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes for the reporting period. Significant areas requiring the use of management estimates relate to the valuation of its mineral leases and claims and our ability to obtain final government permission to complete the project.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Subsequent Events

Management has evaluated all other subsequent events as of the date of this filing, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

55

Recently Issued Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Not applicable to smaller reporting companies.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our principal executive and principal financial officer, evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Annual Report. Based on that evaluation, our CEO and our CFO, concluded that our disclosure controls and procedures as of the end of the period covered by the Annual Report were not effective and that the information required to be disclosed by us in reports filed under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) accumulated and communicated to our management, including our CEO and our CFO, as appropriate to allow timely decisions regarding disclosure.  A controls system cannot provide absolute assurance, however, that the objectives of the controls system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act).  Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives.

Our management, with the participation of our CEO and our CFO, evaluated the effectiveness of our internal controls over financial reporting as of June 30, 2021.  In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control – Integrated Framework.  Based on this evaluation, our management, with the participation of the CEO and CFO, concluded that, as of June 30, 2021, our internal controls over financial reporting were not effective.

During the year ended June 30, 2021, the CFO determined that Management's assessment of the effectiveness of the registrant's internal control over financial reporting is as of the year ended June 30, 2021. The Company believes that internal control over financial reporting is not effective. We and our independent registered public accounting firm have identified the following current material weakness, which some were first identified at June 30, 2020 and others identified as June 30, 2021, considering the nature and extent of our current operations and any risks or errors in financial reporting under current operations:

•	Lack of Management oversight and review of the financial reporting process, including presentation of the financial statements and related disclosures;
•	Lack of procedures related to recognition of revenues;
•	Lack of procedures related to the allocation of the purchase price, including acquired intangibles, in connection with business acquisitions.

56

In May 2021, the Company the hired a CFO who is expected to develop policies and procedures to mitigate the indicated weaknesses. The Company expect to be begin implementing procedures in early fiscal 2022.

This Annual Report does not include an attestation report of our registered public accounting firm regarding our internal controls over financial reporting.  Management’s report was not subject to attestation by our registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this Annual Report.

No Attestation Report by Independent Registered Accountant

The effectiveness of our internal control over financial reporting as of June 30, 2021 has not been audited by our independent registered public accounting firm by virtue of our exemption from such requirement as a smaller reporting company.

Changes in Internal Control Over Financial Reporting

There have been no changes in internal control over financial reporting except as noted above.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Wyoming General Corporation Law requires to indemnify Officers and Directors for any expenses incurred by any Officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such Officer or Director because of his or her status as an Officer or Director, to the extent that the Director or Officer has been successful on the merits or otherwise in defense of the action or proceeding. The Wyoming Corporation Law permits a corporation to indemnify an Officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such Officer or Director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Wyoming General Corporation Law prohibits indemnification of a Director or Officer if a final adjudication establishes that the Officer’s or Director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Wyoming Corporation Law may permit an Officer or Director to apply to the court for approval of indemnification even if the Officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Wyoming General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

57

According to our Bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Wyoming law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

58

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

59

DALRADA FINANCIAL CORPORATION

Consolidated Financial Statements

For the Years Ended June 30, 2021 and 2020

60

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Dalrada Financial Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dalrada Financial Corporation and subsidiaries (collectively the “Company”) as of June 30, 2021 and 2020, the related consolidated statements of operations, stockholders’ deficit and cash flows, for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2021 and 2020, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had recurring losses, used cash flows from operating activities and has a significant working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-1

Related Party Transactions including Revenue Recognition

Description of the Matter:

As discussed in Notes 2, 6, 7, 8, 9, 10, 12 and 14 to the consolidated financial statements, the Company has significant related party transactions involving revenue, accounts receivable, accounts payable, loans payable, advances, and expenses paid by and to multiple related parties. Our auditing of management’s identification of related parties and the related transactions including recognition of revenue was complex and is based on a thorough understanding the Company’s related party relationships, contracts, and business activities. These were the principal considerations that led us to determine this as a critical audit matter.

How We Addressed the Matter in our Audit:

We evaluated the controls over the Company’s identification of, and recording of related party transactions, and of the revenue recognition process, including walkthroughs. We confirmed certain balances and transactions with related parties. To evaluate the related party’s satisfaction of performance obligations, our audit procedures included, among others, reviewing contracts and evaluating management’s assumptions used to determine the distinct performance obligations, and reviewing the branding work performed by the Company for various products. In addition, to identify undisclosed related party transactions we performed the following: 1) made inquiries of management and other individuals throughout the Company; 2) obtained a selection of expenses and reviewed for related party indicators; 3) reviewed public filings and other online information available; 4) confirmed with the transfer agent regarding significant shareholders; and 5) related procedures performed in other parts of the audit engagement.

Revenue Recognition

Description of the Matter:

As disclosed in Note 2, 8 and 11, the Company recognizes revenue when or as the Company satisfies a customer agreement performance obligation by transferring control of a product or service to a customer, in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. In determining revenue recognition for certain customer agreements, significant judgment was exercised by the Company, and included the following: 1) An assessment of the products and services promised in contracts or customer agreements, and the identification of a performance obligation for each promise to transfer to the customer a product or service that is distinct. 2) Determination of relative standalone selling price for distinct performance obligations. 3) The timing of product or service delivery for performance obligations. Given these factors, the related audit effort in evaluating management’s judgments in determining revenue recognition for these customer agreements was extensive, which led us to determine this as a critical audit matter

How We Addressed the Matter in our Audit:

Our principal audit procedures related to the Company’s revenue recognition for these customer agreements included an evaluation of the controls related to the identification of distinct performance obligations and the determination of the timing of revenue recognition. We also evaluated management’s significant accounting policies related to certain customer agreements. In addition, we selected customer agreements and performed the following procedures: 1) Obtained and read the customer agreements or contracts for each selected agreement. 2) Evaluated and tested management’s identification of significant terms for completeness, including the identification of distinct performance obligations. 3) Evaluated the appropriateness of management’s application of their accounting principles, in their determination of revenue recognition conclusions. 4) Tested he mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the consolidated financial statements.

/s/ dbbmckennon

We have served as the Company’s auditor since 2019.

San Diego, California

October 13, 2021

F-2

DALRADA FINANCIAL CORPORATION

Consolidated Balance Sheets

	June 30,	June 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$110,285	$75,165
Accounts receivable, net	265,812	229,167
Accounts receivable, net - related parties	69,952	99,357
Other receivables	67,328	76,013
Inventories	842,108	650,422
Prepaid expenses and other current assets	285,026	121,413
Total current assets	1,640,511	1,251,537
Property and equipment, net	489,902	240,508
Other assets	–	30,000
Goodwill	736,456	143,152
Intangible assets, net	664,494	–
Right of use asset, net	532,327	321,560
Right of use asset, net - related party	639,415	796,914
Total assets	$4,703,105	$2,783,671

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$910,503	$297,720
Accrued liabilities	641,380	231,865
Accrued payroll taxes, penalties and interest	1,953,024	10,519,440
Accounts payable and accrued liabilities – related parties	414,073	556,317
Deferred revenue	219,999	176,291
Notes payable, current portion	415,817	93,217
Notes payable – related parties	10,508,955	3,053,782
Convertible notes payable – related party	1,875,000	1,875,000
Right of use liability	165,833	129,662
Right of use liability - related party	159,790	95,949
Total current liabilities	17,264,374	17,029,243
Right of use liability	366,494	288,053
Right of use liability - related party	479,625	604,810
Total liabilities	18,110,493	17,922,106

Commitments and contingencies (Note 12)

Stockholders' deficit:
Preferred stock, $0.01 par value, 100,000 shares authorized, 5,000 shares issued and outstanding at June 30, 2021 and 2020, respectively	50	50
Common stock, $0.005 par value, 1,000,000,000 shares authorized, 73,838,662 and 68,464,742 shares issued and outstanding at June 30, 2021 and 2020, respectively	369,194	342,324
Common stock to be issued	601,825	–
Additional paid-in capital	92,965,821	91,904,874
Noncontrolling interests	(38,391)	51,821
Accumulated deficit	(107,338,174)	(107,429,607)
Accumulated other comprehensive income (loss)	32,287	(7,897)
Total stockholders' deficit	(13,407,388)	(15,138,435)
Total liabilities and stockholders' deficit	$4,703,105	$2,783,671

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

DALRADA FINANCIAL CORPORATION

Consolidated Statements of Operations

	Year Ended
	June 30,
	2021	2020
Revenues	$3,074,027	$954,588
Revenues - related party	332,657	223,566
Total revenues	3,406,684	1,178,154
Cost of revenue	2,471,966	625,916
Gross profit	934,718	552,238

Operating expenses:
Selling, general and administrative	8,984,359	2,769,372
Research and development	520,510	471,963
Total operating expenses	9,504,869	3,241,335
Loss from operations	(8,570,151)	(2,689,097)

Other income (expense):
Interest expense	(670,272)	(1,041,732)
Interest income	6,278	8,769
Other income	114,401	–
Gain on expiration of accrued tax liability	9,054,041	1,229,199
Gain on foreign exchange	66,924	15,304
Total other income (expenses)	8,571,372	211,540
Net income (loss) before taxes	1,221	(2,477,557)
Income taxes	–	–
Net income (loss)	1,221	(2,477,557)
Net loss attributable to noncontrolling interests	(90,212)	(11,179)
Net income (loss) attributable to Dalrada Financial Corporation stockholders	$91,433	$(2,466,378)

Foreign currency translation	40,184	(7,897)
Comprehensive income (loss)	$41,405	$(2,485,454)

Net income (loss) per common share to Dalrada stockholders - basic	$0.00	$(0.04)
Net income (loss) per common share to Dalrada stockholders - diluted	$0.00	$(0.04)

Weighted average common shares outstanding — basic	70,318,073	56,801,796
Weighted average common shares outstanding — diluted	128,946,367	56,801,796

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

DALRADA FINANCIAL CORPORATION

Consolidated Statements of Changes in Stockholders’ Deficit

	Preferred Stock		Common Stock		Common Stock to be	Additional Paid-in	Noncontrolling	Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Shares	Amount	Issued	Capital	Interests	Deficit	Income (Loss)	Deficit

Balance at June 30, 2019	–	$–	48,281,128	$241,406	$–	$91,086,179	$–	$(104,963,229)	$–	$(13,635,643)
Conversion of related party payable to preferred stock	5,000	50	–	–	–	120	–	–	–	170
Conversion of related party note payable to common stock	–	–	3,965,614	19,828	–	175,279	–	–	–	195,107
Common stock issued pursuant to acquisitions	–	–	12,718,000	63,590	–	465,496	63,000	–	–	592,086
Common stock issued for services	–	–	3,500,000	17,500	–	177,800	–	–	–	195,300
Net loss	–	–	–	–	–	–	(11,179)	(2,466,378)	–	(2,477,557)
Foreign currency translation	–	–	–	–	–	–	–	–	(7,897)	(7,897)
Balance at June 30, 2020	5,000	$50	68,464,742	$342,324	$–	$91,904,874	$51,821	$(107,429,607)	$(7,897)	$(15,138,435)
Common stock issued to board members	–	–	4,500,000	22,500	–	707,500	–	–	–	730,000
Common stock issued pursuant to acquisitions	–	–	873,920	4,370	601,825	281,774	–	–	–	887,969
Stock-based compensation	–	–	–	–	–	71,673	–	–	–	71,673
Net income	–	–	–	–	–	–	(90,212)	91,433	–	1,221
Foreign currency translation	–	–	–	–	–	–	–	–	40,184	40,184
Balance at June 30, 2021	5,000	$50	73,838,662	$369,194	$601,825	$92,965,821	$(38,391)	$(107,338,174)	$32,287	$(13,407,388)

(The accompanying notes are an integral part of these consolidated financial statements)

F-5

DALRADA FINANCIAL CORPORATION

Consolidated Statements of Cash Flows

	Year Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,221	$(2,477,557)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	141,388	46,602
Stock compensation	801,673	93,000
Non-cash research and development expenses	113,969	195,300
Non-cash interest expense on conversion of related party note payable	–	155,055
Gain on expiration of accrued tax liability	(9,054,041)	1,229,199
Gain on forgiveness of debt	(78,479)	–
Changes in operating assets and liabilities:
Accounts receivable	29,274	(143,021)
Other receivables	11,685	84,162
Inventories	(191,686)	(521,592)
Prepaid expenses and other current assets	(163,613)	(66,742)
Other assets	30,000
Accounts payable	563,338	146,226
Accounts payable and accrued liabilities - related parties	1,345,875	472,136
Accrued liabilities	370,789	84,823
Accrued payroll taxes, penalties and interest	487,625	(1,690,037)
Deferred revenue	7,194	–
Net cash used in operating activities	(5,583,788)	(2,392,446)
Cash flows from investing activities:
Net cash received (paid) in business combinations	(27,869)	206,987
Purchase of property and equipment	(357,961)	(194,073)
Net cash provided by (used in) investing activities	(385,830)	12,914
Cash flows from financing activities:
Proceeds from related party notes payable	5,967,054	2,393,232
Net proceeds (repayments) from notes payable	(2,500)	69,824
Net cash provided by financing activities	5,964,554	2,463,056
Effect of exchange rate changes on cash	40,184	(9,322)
Net change in cash and cash equivalents	35,120	74,202

Cash and cash equivalents at beginning of year	75,165	963
Cash and cash equivalents at end of year	$110,285	$75,165

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued pursuant to business combination	$887,969	$499,086
Fair value of assets acquired and liabilities assumed in acquisition	$(200,696)	$355,934
Fair value of noncontrolling interest acquired in acquisition	$–	$63,000
Conversion of accounts payable - related parties to related party convertible note	$–	$–
Note payable issued for due to seller payment	$98,000	$–
Transfer of related party advances, accounts payable and accrued salaries to related party notes payable	$1,488,119	$356,998
Conversion of accounts payable - related parties to preferred stock	$–	$170

(The accompanying notes are an integral part of these consolidated financial statements)

F-6

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2021 and 2020

1.	Organization and Nature of Operations

Dalrada Financial Corporation, (“Dalrada”), was incorporated in September 1982 under the laws of the State of California and reincorporated in May 1983 under the laws of the State of Delaware and reincorporated on May 5, 2020 under the laws of the state of Wyoming.

In June 2018, the Company created a new subsidiary, Dalrada Precision Corp. (“Dalrada Precision”), a mechanical contract provider. It extends the client’s engineering and operations team by helping devise bespoke manufacturing solutions tailored to its products. Dalrada Precision can enter at any stage of the product lifecycle from concept and design to mass production and logistics. In October 2018, the Company created a new subsidiary, Dalrada Health Products Corp (“Dalrada Health”). Dalrada Health will partner with client companies for the distribution of medical disposables, hospital equipment and furniture, medical devices, laboratory and dental products, and sanitizing, disinfectant and PPE products & services.

On December 6, 2019, Dalrada, via its wholly owned subsidiary, Dalrada Precision, acquired, by stock exchange agreement, 100% of Likido Ltd. (HQ) (“Likido”) in exchange of 6,118,000 shares of the Company’s common stock. Likido, a United Kingdom engineering-design company, is based in Edinburgh, Scotland. Likido is an international technology company developing advanced solutions for the harvesting and recycling of energy. Using its novel, heat pump systems (patent pending), Likido is working to revolutionize the renewable energy sector with the provision of innovative modular process technologies to maximize the capture and reuse of thermal energy for integrated heating and cooling applications. With uses across industrial, commercial and residential sectors, Likido provides cost savings and the minimized carbon emissions across global supply chains. Likido's technologies enable the effective recovery and recycling of process energy, mitigating against climate change and enhancing quality of life through the provision of low-carbon heating and cooling systems. In connection with the purchase of Likido, the Company invested cash consideration of $600,000 (see Note 3).

On January 9, 2020, Dalrada purchased seventy two percent (72%) of the issued and outstanding common equity shares of Prakat Solutions Inc. a Texas corporation, (“Prakat”). The purchase was made by means of a Stock Purchase Agreement (“SPA”). The consideration for the share purchase was three million six hundred thousand, (3,600,000) common equity shares of DFCO. Prakat has a wholly owned subsidiary based in India, Prakat Solutions Private Limited, which provides global customers with software and technology solutions specializing in Test Engineering, Accessibility Engineering, Product Engineering and Application Modernization. The Prakat India team provides end to end Product Engineering services across various domains, including – Banking & Financial Services, Telecom, Retail, Healthcare, Manufacturing, Legal and IT Infrastructure. Prakat India is an ISO 9001 Certified Company. The Company is still determining the impact of this transaction on the financial statements including the purchase price and the allocation of such (see Note 3).

On or about March 23, 2020 Dalrada Health Products Corporation acquired One Hundred percent (100%) of the ownership of Shark. Shark is a cleaning solutions provider using electrostatic machines to spray and deodorize residential spaces, healthcare facilities, hospitality, transportation, manufacturing, automotive, schools/education systems, and other facilities requiring cleaning services. Through the acquisition of Shark, Dalrada Health Products developed the GlanHealth Brand (dba of Dalrada Health Products Corporation) to distribute alcohol-free hand sanitizers, surface cleaners, laundry aides, antimicrobial solutions, electrostatic sprayers, face masks, gloves, kits, and delivery equipment such as dispensers, stands, and ease of use packaging for the end consumer. GlanHealth leverages an extensive supply chain of producers, resellers, distributors, vendors, and formulators for the development, sale, and marketing of its products and services.

F-7

On January 29, 2021, Dalrada Health entered into a stock purchase agreement and acquired one hundred percent (100%) of the issued and outstanding shares of International Health Group, Inc., a California corporation (“IHG”). The purchase price consideration is 1,000,000 common shares of DFCO, with no shares to be released upon closing and 1,000,000 shares released quarterly over the course of twenty-four months beginning on April 1, 2021. IHG provides highly trained nursing and medical assistants for hospitals and home health facilities since 2006. IHG Medical Assistant programs include CNA (“Certified Nursing Assistant”) and HHA (“Home Health Aide”) training and the fast-track 22-Day CNA Certification Program at its state-approved testing facility.

On February 3, 2021, Dalrada Health entered into a unit purchase agreement and acquired one hundred percent (100%) of the issued and outstanding membership units of Pacific Stem Cells, LLC, a California limited liability company (“Pacific Stem”). The purchase price consideration is approximately $352,000 in cash and 1,000,000 common shares of DFCO, with 300,000 shares to be released upon closing and the remaining 700,000 shares released quarterly over the course of twenty-four months. Pacific Stem provides regenerative therapy as a potential solution for the prevention, detection, and treatment of cellular breakdown associated with aging and a variety of other conditions.

On April 21, 2021, the Company closed the transaction by moving into a Membership Interest Purchase Agreement to acquire Ignite IT LLC (“Ignite”). The Company acquired all of the issued and outstanding membership interests, including business plans and access to contacts of Ignite. In consideration for the acquisition, the Company issued a promissory note for $20,000.

In June 2021, the Company launched Empower Genomics (“Empower”) to enter the genetic testing industry. Empower facilitates the manufacturing, filing, labeling, testing and reporting of genetics.

The Company's principal executive offices are located at 600 La Terraza Blvd., Escondido, California 92025.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at June 30, 2021, the Company had a working capital deficit of $15,623,863 and an accumulated deficit of $107,338,174. The continuation of the Company as a going concern is dependent upon the successful financing through equity and/or debt investors and growing the subsidiaries anticipated to be profitable while reducing investments in areas that are not expected to have long-term benefits. The Company anticipates an increase in sales through the commercialization of the Likido heating and cooling units, the expansion of Prakat’s technology services, IHG’s increased educational footprint, additional GlanHealth sales channels and other new business opportunities (see “Subsequent Events”). These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

(b)	Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Dalrada Precision, a company incorporated in the State of California, since June 25, 2018 (date of incorporation), Dalrada Health, a company incorporated in the State of California, since October 2, 2018 (date of incorporation), as well as its subsidiaries (Likido, Prakat, Shark, IHG, Pacific Stem, Ignite, Empower) since their respective acquisition dates (see Note 3). All inter-company transactions and balances have been eliminated on consolidation.

F-8

(c)	Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of inventory, valuation of accrued payroll tax liabilities, valuation of acquired assets and liabilities, variables used in the computation of share-based compensation, and evaluation of goodwill and intangible assets for impairment.

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(e)	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

During the year ended June 30, 2021, there were no customers whose revenues accounted for 10% or greater of total revenues. During the year ended June 30, 2020, two customers accounted for approximately 16% and 11% of total revenues, respectively.

(f)	Fair Value Measurements

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

F-9

(g)	Accounts Receivable

Accounts receivable are derived from products and services delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2021 and 2020, the Company had an allowance of doubtful accounts of $37,465 and $0, respectively.

(h)	Inventory

Inventory is recorded at the lower of cost or net realizable value on a first-in first-out basis. As of June 30, 2021 and 2020, inventory is comprised of raw materials purchased from suppliers, work-in-progress, and finished goods produced or purchased for resale. The Company establishes inventory reserves for estimated obsolete or unsaleable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future market conditions.

(i)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset, as follows:

Estimated Useful Life
Computer and office equipment	3 - 5 years
Machinery and equipment	5 years
Leasehold improvements	Shorter of lease term or useful life

Estimated useful lives are periodically assessed to determine if changes are appropriate. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the balance sheet and any resulting gains or losses are included in the statement of operations loss in the period of disposal.

(j)	Business Combinations and Acquisitions

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

F-10

(k)	Impairment of Long-Lived Assets

The Company reviews its long-lived assets (property and equipment and amortizable intangible assets) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill is tested annually at June 30 for impairment and upon the occurrence of certain events or substantive changes in circumstances.

The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required. The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. As of June 30, 2021, there were qualitative factors that indicated goodwill was impaired, but after completing the quantitative assessment it was determined that goodwill did not need to be impaired.

An intangible asset is an identifiable non-monetary asset without physical substance. Such an asset is identifiable when it is separable, or when it arises from contractual or other legal rights. Separable assets can be sold, transferred, licensed, etc. Examples of intangible assets include computer software, licenses, trademarks, patents, films and copyrights. The Company’s intangible assets are finite lived assets and are amortized on a straight-line basis over the estimated useful lives of the assets.

(l)	Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company’s revenue is derived from the sales of its products, which represents net sales recorded in the Company’s condensed consolidated statements of operations. Product sales are recognized when performance obligations under the terms of the contract with the customer are satisfied. Typically, this would occur upon transfer of control, including passage of title to the customer and transfer of risk of loss related to those goods. The Company measures revenue as the amount of consideration to which it expects to be entitled in exchange for transferring goods (transaction price). The Company records reductions to revenue for estimated customer returns, allowances, markdowns and discounts. The Company bases its estimates on historical rates of customer returns and allowances as well as the specific identification of outstanding returns, markdowns and allowances that have not yet been received by the Company. The actual amount of customer returns and allowances is inherently uncertain and may differ from the Company’s estimates. If the Company determines that actual or expected returns or allowances are significantly higher or lower than the reserves it established, it would record a reduction or increase, as appropriate, to net sales in the period in which it makes such a determination. Reserves for returns, and markdowns are included within accrued expenses and other liabilities. Allowance and discounts are recorded in accounts receivable, net and the value of inventory associated with reserves for sales returns are included within prepaid expenses and other current assets on the condensed consolidated balance sheets.

F-11

The Company estimates warranty claims reserves based on historical results and research and determined that a warranty reserve was not necessary as of June 30, 2021 or 2020.

The Company also earns service revenue from its other subsidiaries, including information technology and consulting services via Prakat, educational programs and courses via IHG, and stem cell therapy procedures from Pacific Stems. For Prakat and Pacific Stems, revenues are recognized when performance obligations have been satisfied and the services are complete. This is generally at a point of time upon written completion and client acceptance of the project, which represents transfer of control to the customer. For IHG, revenues are recognized over the course of a semester while services are performed.

During the fiscal year, the Company sold Likido units to its third-party manufacturer for testing purposes and for further resale to their customers. As of June 30, 2021, the Company changed its relationship exclusively to that of a third-party manufacturer and requested the title of inventory to be returned and adjusted the revenue accordingly.

Deferred Revenue:

ASC 606 requires disclosure of the aggregate amount of the transaction price allocated to the performance obligations that are unsatisfied at the end of the reporting period and an explanation of when the entity expects to recognize revenue by either a quantitative basis or a qualitative basis.

Deferred revenue for the year ended June 30, 2021 was $219,999 compared to $176,291 for the year ended June 30, 2020. The current year balance of $219,999 consists of deliverables from the following entities: $140,199 for IHG, $59,800 for Precision, and $20,000 for Prakat USA. It is anticipated that these products will be delivered during the first quarter of 2022.  The prior year balance of $176,291 was for Likido products.

Disaggregation of Revenue

The following table presents the Company's revenue disaggregated by revenue source:

	Year Ended
	June 30,
	2021	2020
Product sales - third parties	$1,053,720	$466,946
Product sales - related party	62,607	124,427
Service revenue - third parties	2,020,307	487,642
Service revenue - related party	270,050	99,139
Total revenue	$3,406,684	$1,178,154

F-12

Contract Balances

The following table provides information about receivables and contract liabilities from contracts with customers:

	June 30,
	2021	2020
Accounts receivable, net	$265,812	$229,167
Accounts receivable, net - related parties	69,952	99,357
Deferred revenue	219,999	176,291

The Company invoices customers based upon contractual billing schedules, and accounts receivable are recorded when the right to consideration becomes unconditional. Contract liabilities represent a set-up fee prepayment received from a customer in advance of performance obligations met.

(m)	Cost of Revenue

Cost of revenue consists primarily of inventory sold and related freight for product sales and direct labor for information technology and consulting services. The following table is a breakdown of cost of revenue:

	June 30,
	2021	2020
Product sales	$1,331,329	$268,526
Service revenue	1,140,637	357,390
Total cost of revenue	$2,471,966	$625,916

(n) Advertising

Advertising costs are expensed as incurred. During the years ended June 30, 2021 and 2020, advertising expenses were approximately $563,907 and $34,000, respectively.

(o)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the quoted market price of the equity instruments issued. During the years ended June 30, 2021 and 2020, stock-based compensation expenses were approximately $801,672 and $0, respectively.

(p)	Foreign Currency Translation

The functional currency of the Company is the United States dollar. The functional currency of the Likido subsidiary is the British pound. The functional currency of Prakat is the Indian rupee. The financial statements of the Company’s subsidiaries were translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters, using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Gains and losses arising on foreign currency denominated transactions are included in condensed consolidated statements of operations.

F-13

(q)	Comprehensive Income (Loss)

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the condensed consolidated financial statements. During the year ended June 30, 2021, the Company’s only component of comprehensive income was foreign currency translation adjustments.

(r)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the periods using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the periods is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

The weighted average number of common stock equivalents related to convertible notes payable of 56,801,471 shares was not included in diluted loss per share, because the effects are antidilutive, for the year ended June 30, 2020. In accordance with ASC 260, “Earnings Per Share”, the following table reconciles basic shares outstanding to fully diluted shares outstanding for the year ended June 30, 2021:

Year Ended
June 30, 2021
Weighted average number of common shares outstanding - Basic	70,318,073
Potentially dilutive common stock equivalents (convertible note payable - related party and accrued interest)	58,628,294
Weighted average number of common shares outstanding - Diluted	128,946,367

The adjustments to the numerator were insignificant during the year ended June 30, 2021 and there were no adjustments to the numerator during the year ended June 30, 2020.

(s)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-14

(t)

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company adopted this pronouncement on July 1, 2020, and there was not a material impact on the financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The Company is currently evaluating the impact the adoption of ASU 2020-06 will have on its consolidated financial position, results of operations and disclosures.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Business Combinations and Acquisition

Fiscal 2021 Transactions

International Health Group, Inc. (“IHG”)

Effective January 29, 2021, the Company acquired 100% of the common stock of IHG. In consideration for the acquisition, the Company issued 1,000,000 shares of its common stock at $0.44 per share, or a total fair value of $440,000. The Company acquired IHG to expand into the educational sector of the Health and Human Services Industry.

The International Health Group transaction was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Company has determined preliminary fair values of the assets acquired and liabilities assumed. These values are subject to change as we perform additional reviews of our assumptions utilized.

F-15

The Company has made a preliminary allocation of the purchase price in regard to the acquisition related to the assets acquired, liabilities assumed and noncontrolling interests as of the purchase date. The following table summarizes the purchase price allocation:

Preliminary
Purchase Price
Allocation
Cash and cash equivalents	$43,617
Accounts receivable	37,905
Other receivables	3,000
Property and equipment, net	3,930
Intangible assets	693,385
Accounts payable	(32,093)
Accrued liabilities	(38,726)
Deferred revenue	(37,339)
Notes payable	(233,679)
Purchase price consideration	$440,000

The intangible assets for IHG are in the form of its curriculum development and will be amortized on a straight-line basis over its determined useful life of ten years for the following reasons:

1)	The International Health Group transaction was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).
2)	IHG’s founder initially started the program approximately ten years ago offering a Certified Nurse’s Assistant Program (CNA), thus giving the intangible asset a minimum of a 10-year useful.
3)	Under US GAAP, the cost of intangible assets is either amortized over their respective useful/legal lives, or are tested for impairment on an annual basis. Pursuant to the costs incurred over a ten-year period to develop the CNA and other curriculums, the Company has determined a minimum of a 10-year useful life is appropriate.

Pacific Stem Cells, LLC (“Pacific Stem”)

Effective February 3, 2021, the Company acquired 100% of the membership units of Pacific Stem. In consideration for the acquisition, the Company issued $352,650 in cash consideration and issued 1,000,000 shares of its common stock at $0.354 per share for a total fair value of $706,650. The Company acquired Pacific Stem as an opportunity to enter the growing alternative Health and Human Services Industry.

The Pacific Stem Cells transaction was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Company has determined preliminary fair values of the assets acquired and liabilities assumed. These values are subject to change as we perform additional reviews of our assumptions utilized. Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition. The goodwill is not deductible for tax purposes.

F-16

The Company has made a preliminary allocation of the purchase price in regard to the acquisition related to the assets acquired, liabilities assumed and noncontrolling interests as of the purchase date. The following table summarizes the purchase price allocation:

Preliminary
Purchase Price
Allocation
Cash and cash equivalents	$281,164
Goodwill	593,304
Accounts payable	(17,918)
Notes payable	(149,900)
Purchase price consideration	$706,650

Ignite

On April 21, 2021, the Company closed the transaction by moving into a Membership Interest Purchase Agreement to acquire Ignite IT LLC (“Ignite”). The Company acquired all of the issued and outstanding membership interests, including business plans and access to contacts of Ignite. In consideration for the acquisition, the Company issued a promissory note for $20,000.

The Company evaluated the acquisition of the purchased assets under ASC 805 and concluded that as substantially all of the fair value of the gross assets acquired is concentrated in an identifiable group of similar assets, the transaction did not meet the requirements to be accounted for as a business combination and therefore was accounted for as an asset acquisition. Accordingly, the Company recorded the acquired research and development at a fair value of $20,000 as an expense in the consolidated statements of operations.

Fiscal 2020 Transactions

Likido

Effective December 6, 2019, the Company acquired 100% of the interests of Likido. In consideration for the acquisition, the Company issued 6,118,000 shares of its common stock at $0.0448 per share, or a total fair value of $274,086.

The Likido transaction was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Company has determined preliminary fair values of the assets acquired and liabilities assumed. These values are subject to change as we perform additional reviews of our assumptions utilized. Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition. The goodwill is not deductible for tax purposes.

F-17

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	$172,362
Other receivables	37,984
Prepaid expenses and other current assets	10,000
Inventories	110,062
Property and equipment, net	80,348
Goodwill	143,152
Accounts payable	(92,799)
Accrued liabilities	(9,308)
Deferred revenue	(177,715)
$274,086

Prakat

Effective January 9, 2020, the Company acquired 72% of the common equity shares of Prakat. In consideration for the acquisition, the Company issued 3,600,000 shares of its common stock at $0.0450 per share, or a total fair value of $162,000.

The Prakat transaction was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Company has determined preliminary fair values of the assets acquired, liabilities assumed and the fair value of the noncontrolling interests. These values are subject to change as we perform additional reviews of our assumptions utilized. Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition. The goodwill is not deductible for tax purposes.

The Company has made an allocation of the purchase price in regard to the acquisition related to the assets acquired, liabilities assumed and noncontrolling interests as of the purchase date. The following table summarizes the preliminary purchase price allocation:

Purchase Price
Allocation
Cash and cash equivalents	$34,625
Accounts receivable, net	157,544
Other receivables	122,190
Prepaid expenses and other current assets	74,671
Property and equipment, net	7,189
Accounts payable	(33,614)
Accrued liabilities	(114,212)
Notes payable	(23,393)
Noncontrolling interests	(63,000)
Purchase price consideration	$162,000

F-18

Shark

On March 23, 2020, the Company entered into a Stock Purchase Agreement to acquire Shark Innovative Technologies Corp. (“Shark”). The Company acquired all of the issued and outstanding common shares, including business plans and access to contacts of Shark. In consideration for the acquisition, the Company issued 3,000,000 shares of its common stock at $0.0310 per share, or a total fair value of $93,000.

The Company evaluated the acquisition of the purchased assets under ASC 805 and concluded that as substantially all of the fair value of the gross assets acquired is concentrated in an identifiable group of similar assets, the transaction did not meet the requirements to be accounted for as a business combination and therefore was accounted for as an asset acquisition. The purchase price of the Shark assets are as follows:

Cash and cash equivalents	$917
Research and development	92,083
Purchase price consideration	$93,000

The acquired research and development was recorded as an expense in the consolidated statements of operations.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the various acquisitions had occurred as of September 11, 2021. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisition been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project the Company’s future financial results. The pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisitions:

	Year Ended
	June 30,
	2021	2020
Revenues	$4,389,794	$3,799,181
Net income (loss) attributable to Dalrada	$174,239	$(2,187,237)
Net income (loss) per common share - basic	$0.00	$(0.04)

4.	Selected Balance Sheet Elements

Inventories

Inventories consisted of the following as of June 30, 2021 and 2020:

	June 30,
	2021	2020
Raw materials	$700,824	$140,477
Work-in-progress	–	120,689
Finished goods	141,284	389,256
	$842,108	$650,422

F-19

Property and Equipment, Net

Property and equipment, net consisted of the following as of June 30, 2021 and 2020:

	June 30,
	2021	2020
Machinery and equipment	$223,141	$143,930
Leasehold improvements	323,669	112,366
Computer and office equipment	186,549	52,665
	733,359	308,961
Less: Accumulated depreciation	(243,457)	(68,453)
	$489,902	$240,508

Depreciation and amortization expense of $83,606 and $46,602 for the years ended June 30, 2021 and 2020, respectively, were included in selling, general and administrative expenses in the statements of operations.

Intangible Assets, Net

Intangible assets, net consisted of the following as of June 30, 2021 and 2020:

	Gross	Accumulated	Carrying
	Amount	Amortization	Value
Amortized:
Curriculum development	$693,385	$(28,891)	$664,494
	$693,385	$(28,891)	$664,494

Amortization expense of $28,891 and $0 for the years ended June 30, 2021 and 2020, respectively, were included in selling, general and administrative expenses in the statements of operations.

Future amortization expense at June 30, 2021 is as follows:

Year Ending June 30,
2022	$69,338
2023	69,338
2024	69,338
2025	69,338
2026	69,338
Thereafter	317,804
$664,494

F-20

5.	Accrued Payroll Taxes

As of June 30, 2021 and 2020, the Company had $1,953,024 and $10,519,440, respectively, of accrued payroll taxes, penalties and interest relating to calendar years 2004 - 2007. The total balance for accrued payroll taxes has accumulated on a quarterly basis beginning on their respective quarterly filing dates. Accrued interest is compounded daily at an estimated effective interest rate of 7.33%. The quarterly sub-totals that make up the $1,953,024 balance have a calculated expiration date of 10 years according to the Internal Revenue Service statute of limitations. As the tax periods surpass their estimated expiration date, the Company removes the liability from the consolidated balance sheets, and an equivalent amount is recognized as “Gain on expiration of accrued tax liability” within other income on the consolidated statements of operations. For fiscal years ended June 30, 2021 and 2020, the Company recognized $491,953 and $768,361, respectively, of penalties and interest within interest expense on the consolidated statements of operations. For fiscal years ended June 30, 2021 and 2020, the Company recognized $9,054,041 and $1,229,199 respectively, within “Gain on expiration of accrued tax liability” as a result of quarterly tax liabilities that expired during the fiscal years. The amount owing may be subject to additional late filing fees and penalties that are not quantifiable as at the date of these consolidated financial statements. In addition, the Company periodically reviews the historical filings in determining if the statute has been paused or extended by the Internal Revenue Service.

6.	Notes Payable

Notes Payable – Related Parties

The following is a summary of notes payable – related parties at June 30, 2021 and 2020:

All notes are unsecured, bear interest at 3% per annum, and are due 360 days from the date of issuance, ranging from June 25, 2020 to June 25, 2022. Each entity has significant influence or common ownership with the Company’s Chief Executive Officer. Several of these notes are in default. The company has not received any notices of default or demands for payment. All notes are unsecured and those which are past-due are due on demand. As of June 30, 2021 and 2020, total accrued interest for Notes Payable-Related Parties was $182,147 and $37,365 respectively. The Company recorded interest expense from Notes Payable-Related Party for fiscal years ending June 30, 2021 and 2020, of $144,782 and $32,852 respectively.

Notes Payable

Notes payable includes the following:

	June 30,
	2021	2020
Pacific Stem - SBA EIDL	$299,900	$–
Dalrada - Ignite acquisition	17,500	–
Dalrada - Payroll Protection Program	–	21,042
Likido - COVID-19 Government loan	52,579	55,467
Prakat - Bank loan	45,838	16,708
	$415,817	$93,217

F-21

Pacific Stem and IHG’s EIDL loan include a 3.75% interest rate for up to 30 years; the payments are deferred for the first 2 years (during which interest will accrue), and payments of principal and interest are made over the remaining 28 years. The EIDL loan has no penalty for prepayment. The EIDL loans attach collateral which includes the following property that EIDL borrower owns or shall acquire or create immediately upon the acquisition or creation thereof: all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest the EIDL borrower grants includes all accessions, attachments, accessories, parts, supplies and replacements for the collateral, all products, proceeds and collections thereof and all records and data relating thereto. The EIDL loans are technically in default as a result of a change in ownership without SBA’s prior written consent. However, the Company is in currently remedying the default provision.

Likido’s COVID-19 Government Loan includes a 2.5% interest rate for up to 6 years; the payments are deferred for the first year (during which interest will accrue).

The note payable issued pursuant to the Ignite acquisition matures on June 1, 2023, bears no interest and has monthly repayments of $2,500.

7.	Convertible Note Payable – Related Parties

As of June 30, 2019, the Company issued a convertible note for $1,875,000 to the Chief Executive Officer of the Company for compensation. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and was due 360 days from the date of issuance. On June 30, 2019, the Company issued note agreement which included a conversion feature of the outstanding balance at $0.034 per share. As the conversion price was equal to the fair value of the common shares on the date of the agreement, there was no beneficial conversion feature. As of June 30, 2021 the principal balance was $1,875,000 and the accrued interest was $112,500.

8.	Related Party Transactions

 As of June 30, 2021, and 2020, the Company owed $414,073 and $556,317, respectively to all related parties for reimbursement of various operating expenses, accrued salaries, management fees, etc. which has been recorded in accounts payable and accrued liabilities – related parties. See below and Note 12 for some specific disclosures related to these amounts.

As of June 30, 2021 and 2020, the amount above includes $0 and $7,650 of management fees, which consists of accounting and administrative services from a related party company controlled by the Chief Executive Officer of the Company. The current management fee agreement calls for monthly payments of $7,500. The agreement is ongoing until terminated by either party. Total expenses incurred related to management fees during the years ended June 30, 2021 and 2020 were $72,000 and $54,000, respectively. As of June 30, 2021, the Company owed $357,025 in the form of promissory notes and $2,654 included within accounts payable and accrued liabilities – related parties.

During the fiscal year ended June 30, 2021, the Company incurred $515,646 to a related entity for chartered business flights. During the year ended June 30, 2021, the Company made payments totaling $98,409 to a related entity for chartered business flights. In 2021, the Company issued a promissory note totaling $417,237 in exchange for the remaining amounts payable to the related entity at terms similar to those disclosed in Note 6. As of June 30, 2021 the principal balance was $417,237 and accrued interest was $0.

During the year ended June 30, 2021, the Company received cash of $2,510,088 from a related party entity that processes payroll for the Company. As of June 30, 2021, the Company owed $3,087,690 in the form of promissory notes and $208,943 included within accounts payable and accrued liabilities – related parties.

During the year ended June 30, 2021, the Company received cash of $2,604,891 from a related party entity to fund operations. As of June 30, 2021, the Company owed $2,723,943 in the form of promissory notes and $0 included within accounts payable and accrued liabilities – related parties.

During the year ended June 30, 2021, the Company received cash of $644,430 from a related party entity to fund operations. As of June 30, 2021, the Company owed $2,135,663 in the form of promissory notes and $0 included within accounts payable and accrued liabilities – related parties.

In November 2019, the Chief Executive Officer converted $170 in amounts owed from the Company into 5,000 shares of Series F Super Preferred Stock.

On July 1, 2019, the Company formalized an employment agreement with its Chief Executive Officer, which entitles him to compensation of three hundred and ninety-three thousand dollars ($393,000) per year. Annual increases will be up to 10% based performance criteria to be determined at a later date. He will be issued common stock of the Company sufficient to provide a 10% ownership position post reverse split which shares be maintained for a period of two years. In addition to all other benefits and compensation, he shall be eligible for a quarterly bonus of $47,000 based on if the Company achieves a net profit for that quarter. In 2021, the Chief Executive Officer converted $879,830 of accrued salary into a promissory note.

In February 2021, the Company issued 500,000 common shares to each board member, including the Chief Executive Officer, for an aggregate of 4,500,000 shares. The fair value of $730,000 was recorded in the consolidated statements of operations.

F-22

The following is a summary of revenues recorded by the Company’s to related parties with common ownership:

	Year Ended
	June 30,
	2021	2020
Dalrada Health	$62,607	$124,427
Prakat	137,500	99,139
Pacific Stem	132,550	–
	$332,657	$223,566

See Notes 6, 7, 9, 10, 12 and 14 for additional related party transactions.

9.	Preferred Stock

The Company has 100,000 shares authorized of Series F Super Preferred Stock, par value, $0.01, of which 5,000 shares (at a fair value of $170) were issued to the CEO as of December 31, 2019. Each share of Series F Super Preferred Stock entitles the holder to the greater of (i) one hundred thousand votes for each share of Series F Super Preferred Stock, or (ii) the number of votes equal to the number of all outstanding shares of Common Stock, plus one additional vote such that the holders of Series F Super Preferred Stock shall always constitute a majority of the voting rights of the Corporation. In any vote or action of the holders of the Series F Super Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series F Super Preferred Stock shall entitle the holder thereof to one vote per share. The holders of Series F Super Preferred Stock shall vote together with the shares of Common Stock as one class.

10.	Stockholders’ Equity

Common Stock Transactions - Fiscal 2021

Effective January 29, 2021, the Company acquired 100% of the common stock of IHG. In consideration for the acquisition, the Company will issue a total of 1,000,000 shares of its common stock at $0.44 per share, or a total fair value of $440,000.

Effective February 3, 2021, the Company acquired 100% of the membership units of Pacific Stem. As common stock consideration for the acquisition, the Company will issue a total of 1,000,000 shares of its common stock at $0.354 per share, or a fair value of $354,000.

As of June 30, 2021, the Company had issued 512,500 shares pursuant to the above acquisitions. The remaining shares will be issued on a quarterly basis in accordance with the respective agreements. The fair value of the shares not yet issued is $601,825 and was recorded to common stock to be issued in the consolidated balance sheets.

Effective January 19, 2021, the Company issued 361,420 pursuant to a share exchange agreement. The fair value of $93,369 was included in research and development expenses in the consolidated statements of operations.

Effective March 22, 2021, the Company issued 4,500,000 shares to the board of directors pursuant to the 2020 stock compensation plan. 3,500,000 shares of common stock were granted on July 9, 2020 at $0.08 per share and 1,000,000 shares of common stock were granted on February 25, 2021 at $0.45 per share, for a total fair value of $730,000.

F-23

Common Stock Transactions - Fiscal 2020

Effective December 6, 2019, the Company acquired 100% of the interests of Likido. In consideration for the acquisition, the Company issued 6,118,000 shares of its common stock at $0.0448 per share, or a total fair value of $274,086.

On January 6, 2020 the Company issued Fawad Nisar, the Chief Operating Officer, Three 3,000,000 shares of common stock at $0.576 per share, or a total fair value of $172,800, pursuant to his employment agreement.

Effective January 9, 2020, the Company acquired 72% of the common equity shares of Prakat. In consideration for the acquisition, the Company issued 3,600,000 shares of its common stock at $0.0450 per share, or a total fair value of $162,000.

On March 23, 2020, the Company acquired all of the issued and outstanding common shares, including business plans and access to contacts of Shark. In consideration for the acquisition, the Company issued 3,000,000 shares of its common stock at $0.0310 per share, or a total fair value of $93,000.

In June 2020, the Company converted a promissory note dated December 31, 2018 of $40,052 principal and interest owed TIPP Investments LLC at $0.01 per share, or 3,965,614 shares of common stock. Non-cash interest expense recorded as a result of the conversion was $155,055.

In June 2020, the Company issued 500,000 shares of common stock to a consultant pursuant to a consulting agreement at $0.045 per share, or a total fair value of $22,500.

As of June 30, 2021 and 2020, the Company had 73,838,662 and 68,464,742 common shares issued and outstanding, respectively.

Dalrada Financial Corp 2020 Stock Compensation Plan

On July 9, 2020 the Board authorized the Dalrada Financial Corp 2020 Stock Compensation Plan to be used to compensate the company board of directors. The plan allocates the issuance of up to 3,500,000 shares. On February 25, 2021, the Company amended the plan to issue up to 4,500,000 shares and issued an aggregate of 4,500,000 common shares, or 500,000 shares to each board member (9). 3,500,000 shares of common stock were granted on July 9, 2020 at $0.08 per share and 1,000,000 shares of common stock were granted on February 25, 2021 at $0.45 per share, for a total fair value of $730,000, which is included in the consolidated statements of operations.

On May 10, 2021, the Company granted 1,000,000 options to purchase common stock to its Chief Financial Officer with an exercise price of $0.47 per share. The options expire in ten years after issuance. The fair value of the options granted was $0.43 per share, or $430,027 which was calculated using the Black-Scholes model with the following inputs and assumptions:

Year Ended
June 30, 2021
Risk-free interest rate	0.80%
Expected term (in years)	5.27
Expected volatility	149.2%
Expected dividend yield	0.00%
Fair value per stock option	$0.47

The options vest monthly over a twelve-month period. During the year ended June 30, 2021, the Company recognized $71,673 in stock-based compensation expense. As of June 30, 2021, 166,667 options had vested and there was $358,354 in unrecognized compensation cost which will be recognized through May 2022.

F-24

11.	Segment Reporting

Upon the Company’s acquisitions in the year ended June 30, 2020, the Company manages its business and makes its decisions based on segments. The Company classifies its operations into five segments: Engineering, Health, Information Technology, Education, and Corporate. The Company evaluates the performance of its segments primarily based on revenues, operating income (loss) and net income (loss). Also included below is a breakout by segment for Inventory, PPE, Goodwill, and Total Assets.

Segment information for the years ended June 30, 2021 and 2020 is as follows:

	Year Ended June 30, 2021
	Engineering	Health	Information Technology	Education	Corporate	Inter-Segment Eliminations	Consolidated
Revenues	$977,258	$1,166,135	$1,857,950	$452,246	$18,820	$(1,065,725)	$3,406,684
Loss from operations	(1,295,095)	(1,219,808)	(215,176)	(173,419)	(4,923,665)	(742,988)	(8,570,151)
Net income (loss)	$(1,233,811)	$(1,242,352)	$(217,035)	$(146,179)	$3,556,974	$(716,376)	$1,221

	Year Ended June 30, 2020
	Engineering	Health	Information Technology	Education	Corporate	Inter-Segment Eliminations	Consolidated
Revenues	$753,632	$407,069	$624,198	$–	$–	$(606,745)	$1,178,154
Loss from operations	(794,400)	128,613	(116,668)	–	(1,154,659)	(751,983)	(2,689,097)
Net loss	$(808,908)	$122,587	$(104,485)	$–	$(935,059)	$(751,692)	$(2,477,557)

	Year Ended June 30, 2021
	Engineering	Health	Information Technology	Education	Corporate	Consolidated
Inventory	$582,248	$250,378	$9,482	$–	$–	$842,108
PPE	363,594	32,510	79,277	–	14,521	489,902
Goodwill	–	–	–	–	736,456	736,456
Total Assets	$2,441,071	$1,056,084	$564,545	$110,798	$808,463	$4,980,961

	Year Ended June 30, 2020
	Engineering	Health	Information Technology	Education	Corporate	Consolidated
Inventory	$263,015	$387,407	$–	$–	$–	$650,422
PPE	186,376	54,132	–	–	–	240,508
Goodwill	–	–	–	–	143,152	143,152
Total Assets	$785,969	$539,533	$577,867	$–	$880,302	$2,783,671

F-25

Geographic Information

The following table presents revenue by country:

	Year Ended
	June 30,
	2021	2020
United States	$1,889,449	$591,373
Europe	331,254	–
India	1,185,981	586,781
	$3,406,684	$1,178,154

The following table presents inventories by country:

	June 30,
	2021	2020
United States	$335,037	$409,044
Europe	507,071	241,378
	$842,108	$650,422

The following table presents property and equipment, net, by country:

	June 30,
	2021	2020
United States	$221,308	$39,507
Europe	256,889	191,508
India	11,705	9,493
	$489,902	$240,508

12.	Commitments and Contingencies

Lease Commitments

The Company determines if an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys to the Company the right to control the use of an explicitly or implicitly identified fixed asset for a period of time in exchange for consideration. Control of an underlying asset is conveyed to the Company if the Company obtains the rights to direct the use of and to obtain substantially all of the economic benefits from using the underlying asset. The Company has lease agreements which include lease and non-lease components, which the Company has elected to account for as a single lease component for all classes of underlying assets. Lease expense for variable lease components is recognized when the obligation is probable.

F-26

Operating lease right of use (“ROU”) assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease payments are recognized as lease expense on a straight-line basis over the lease term. The Company primarily leases buildings (real estate) which are classified as operating leases. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As an implicit interest rate is not readily determinable in the Company's leases, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments.

The lease term for all of the Company's leases includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. Options for lease renewals have been excluded from the lease term (and lease liability) for the majority of the Company's leases as the reasonably certain threshold is not met.

Lease payments included in the measurement of the lease liability are comprised of fixed payments, variable payments that depend on index or rate, and amounts probable to be payable under the exercise of the Company option to purchase the underlying asset if reasonably certain.

Variable lease payments not dependent on a rate or index associated with the Company's leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed as probable. Variable lease payments are presented as operating expenses in the Company's income statement in the same line item as expense arising from fixed lease payments. As of and during the year ended June 30, 2021, management determined that there were no variable lease costs.

Right of Use Asset

In May 2020, the Company entered into a five-year lease agreement to lease a commercial building in Escondido, California. The building is owned by a related party. The Company recognized a right of use asset and liability of $822,389 and used an effective borrowing rate of 3.0% within the calculation. Imputed interest is $53,399. The lease agreements mature in April 2025. Total amounts expensed under the lease during the years ended June 30, 2021 were $343,205 and $16,245, respectively, for which $99,155 is included accounts payable and accrued liabilities – related parties.

In May 2020, the Company entered into three-year lease agreement to lease a warehouse in Brownsville, Texas. The Company recognized a right of use asset and liability of $177,124 and used an effective borrowing rate of 3.0% within the calculation. Imputed interest is $8,399. The lease agreements mature in April 2025. Total amounts expensed under the lease during the year ended June 20, 2021 and 2020 were $45,329 and $13,748, respectively.

The Company’s Prakat subsidiary entered into a lease agreement to lease office space through September 2026. The Company recognized a right of use asset and liability of $140,874 and used an effective borrowing rate of 9.2% within the calculation.

In August 2020, the Company’s Likido subsidiary entered in a new operating agreement for warehouse space. The lease matures in July 2021.

In June 2017, the Company’s IHG subsidiary entered into a lease for 3 separate office suites in San Diego, California. The lease expires in January 2022.

In May 2021, the Company’s PSC subsidiary entered into a three year and 6-month lease agreement to lease a medical office space in Poway, California. The Company recognized a right of use asset and liability of $277,856 and used an effective borrowing rate of 3.0% within the calculation.

F-27

The following are the expected lease payments as of June 30, 2021, including the total amount of imputed interested related:

Fiscal Year Ending June 30,
2022	$356,235
2023	352,237
2024	300,945
2025	195,412
2026	34,193
Thereafter	8,651
1,247,673
Less: imputed interest	(75,931)
Total	$1,171,742

13	Income Taxes

We file income tax returns in the United States federal jurisdiction and in various state and local jurisdictions. In the normal course of business, we are subject to examination by taxing authorities. The tax years ending 2018 through 2020 remain subject to examination for federal tax purposes and remain subject to examination in significant state tax jurisdictions. The Company has yet to file their income tax return for the year ended June 30, 2021

As of June 30, 2021, the Company had federal and state net operating loss carry forwards of $20,036,664 that may be offset against future taxable income which will begin to expire in 2038 through 2041.

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended June 30, 2021 and 2020 is as follows:

	2021	2020
Current:
Federal	$–	$–
State	2,400	–
Foreign	–	–
	2,400	–
Deferred:
Federal	(1,607,556)	(522,084)
State	(446,626)	(145,050)
	(2,054,182)	(667,134)
Valuation allowance	2,054,182	667,134
Total provision for income taxes	$2,400	$–

F-28

The provision for income tax for the year ended June 30, 2021 is included in selling, general and administrative expenses.

Deferred income taxes reflect the net tax effects of: (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes; and (b) operating loss and tax credit carry-forwards. We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. Significant components of deferred tax assets as of June 30, 2021 and 2020 were as follows:

	2021	2020

Depreciation & Amortization	$1,521	$450
Reserves and Accruals	250,907	118,071
Net Operating Loss Carryforwards	2,688,360	768,085
Gross Deferred Tax Assets	2,940,788	886,606

Valuation Allowance	(2,940,788)	(886,606)

Net Deferred Tax Assets	$–	$–

Reconciliation of the statutory federal income tax to the Company's effective tax:

	2021	2020

Tax at Federal Statutory Rate	21.0%	21.0%
State, Net of Federal Benefit	(36,423)%	5.9%
Payroll Tax Interest	(155,721)%	10.5%
Gain on Expiration of Accrued Tax Liability	10,224%	(6.6)%
Stock Based Compensation	13,788%	(3.7)%
Change in Tax Rate	(168,111)%	0.0%
Change in Valuation Allowance	168,522%	(27.0)%

Provision for Taxes	196.6%	0.0%

The difference in the effective rate and the statutory rate is due to permanent differences, primarily deductibility of penalties and interest on accrued payroll tax liabilities and the gains related to the expiration of the statute of limitations for accrued payroll tax liabilities.

14.	Subsequent Events

On August 4, 2021, the Company issued 87,500 shares of common stock as part of the consideration for the acquisition of Pacific Stem.

On August 10, 2021, the Company issued 125,000 shares of common stock as part of the consideration for the acquisition of IHG.

F-29

On August 16, 2021, the company issued an aggregate of 2,000,000 shares of common stock to four new directors pursuant to Amendment No.1 of the 2020 Stock Compensation Plan used to compensate the company board of directors. The Amended plan allocates the issuance of up to 6,500,000 shares. The 2,000,000 shares issued are valued at $0.28 per share or Fair Value of $560,000.

In July 2021, Dalrada, through its subsidiary Dalrada Health, expanded its presence in medical services sector by establishing Sòlas Rejuvenation + Wellness (“Solas”) which provides science-supported, medically backed services, and creates overall wellness programs that are customized to the unique needs of its clients. Solas will be opening its first health services location in October 2021 where it will provide a myriad of health and wellness treatments and procedures.

In August 2021, Dalrada, through its subsidiary Dalrada Health, entered into a joint venture ("JV") with Vivera Pharmaceuticals, Inc ("Vivera") for a 51% ownership. The JV, Pala Diagnostics, LLC ("Pala") is a CLIA-certified diagnostics lab focused on SARS-CoV-2 testing for now with additional testing capabilities to be introduced. Pursuant to the partnership agreement, Dalrada had an equity commitment of $500,000 of which it achieved during September 2021. Dalrada has invested additional funding to continue the expansion of the SARS-CoV-2 testing while commercial insurance and CARES Act reimbursements process claims. Since fiscal year-end, Pala has conducted over 25,000 tests. Pursuant to the JV, Dalrada shall also issue two hundred and fifty thousand common shares (250,000) to Vivera.

Subsequent to year-end, the Company borrowed $366,263 from Related Entity 1, and $2,206,718 from Related Entity 3.

Management has evaluated all other subsequent events through October 13, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-30

INTERIM FINANCIAL STATEMENTS

The following tables set forth our most recent interim financial statements. Our unaudited quarterly results of operations data have been prepared on the same basis as our audited financial statements included elsewhere in this prospectus. In the opinion of management, the financial information set forth in the table below reflects all normal recurring adjustments necessary for the fair statement of results of operations for these periods in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results that may be expected in the future and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year. This data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

F-31

PART I - FINANCIAL INFORMATION

Item 1 - Financial Statements

DALRADA FINANCIAL CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	June 30,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$180,756	$110,285
Accounts receivable, net	6,045,187	265,812
Accounts receivable, net - related parties	119,480	69,952
Other receivables	141,653	67,328
Inventories	1,377,495	842,108
Prepaid expenses and other current assets	254,774	285,026
Total current assets	8,119,345	1,640,511
Property and equipment, net	775,261	489,902
Goodwill	795,016	736,456
Intangible assets, net	734,565	664,494
Right of use asset, net	455,559	532,327
Right of use asset, net - related party	560,118	639,415
Total assets	$11,439,864	$4,703,105

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,295,533	$910,339
Accrued liabilities	1,341,723	641,380
Accrued payroll taxes, penalties and interest	2,002,552	1,953,024
Accounts payable and accrued liabilities – related parties	599,212	414,237
Deferred revenue	657,159	219,999
Notes payable, current portion	402,894	415,817
Notes payable – related parties	4,060,321	10,508,955
Convertible notes payable – related party	–	1,875,000
Right of use liability	166,886	76,570
Right of use liability - related party	161,080	159,790
Total current liabilities	10,687,360	17,175,111
Notes payable – related parties	9,880,849	–
Right of use liability	288,672	455,757
Right of use liability - related party	399,038	479,625
Total liabilities	21,255,919	18,110,493

Commitments and contingencies (Note 12)	–	–

Stockholders' deficit:
Series G preferred stock, $0.01 par value, 100,000 shares authorized, 10,002 and 0 shares issued and outstanding as of December 31, 2021 and June 30, 2021, respectively	100	–
Series F preferred stock, $0.01 par value, 5,000 and 5,000 shares authorized issued and outstanding as of December 31, 2021 and June 30, 2021, respectively	50	50
Common stock, $0.005 par value, 1,000,000,000 shares authorized, 70,184,184 and 68,464,742 shares issued and outstanding at December 31, 2021 and June 30, 2021, respectively	350,922	369,194
Common stock to be issued	429,875	601,825
Additional paid-in capital	101,514,977	92,965,821
Accumulated deficit	(112,989,191)	(107,338,174)
Accumulated other comprehensive income (loss)	71,956	32,287
Total stockholders’ deficit – Dalrada Financial Corporation	(10,621,311)	(13,368,997)
Noncontrolling interests	805,256	(38,391)
Total stockholders’ deficit including noncontrolling interests	(9,816,055)	(13,407,388)
Total liabilities and stockholders' deficit	$11,439,864	$4,703,105

(The accompanying notes are an integral part of these condensed consolidated financial statements)

F-32

DALRADA FINANCIAL CORPORATION

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues	$5,370,449	$366,402	$9,957,493	$1,059,762
Revenues - related party	76,815	89,115	92,124	155,148
Total revenues	5,447,264	455,517	10,049,617	1,214,910
Cost of revenue	2,056,343	458,833	3,260,678	692,261
Gross profit	3,390,921	(3,316)	6,788,939	522,649

Operating expenses:
Selling, general and administrative (includes stock-based compensation of $1,105,587 and $0 for three months and $1,783,094 and $0 for six months ended 2021 and 2020, respectively)	5,234,462	1,418,909	9,542,739	2,726,450
Research and development	–	255,679	1,596	278,501
Total operating expenses	5,234,462	1,674,588	9,544,335	3,004,951
Loss from operations	(1,843,541)	(1,677,904)	(2,755,396)	(2,482,302)

Other income (expense):
Interest expense	(135,070)	(154,751)	(258,874)	(283,811)
Interest income	521	377	1,048	902
Other income	(1,464)	624	13,244	36,798
Gain (loss) on foreign exchange	(88,084)	7,134	(44,333)	(5,448)
Total other income (expenses)	(224,097)	(146,616)	(288,915)	(251,559)
Net loss before taxes	(2,067,638)	(1,824,520)	(3,044,311)	(2,733,861)
Income taxes	–	–	–	–
Net loss	(2,067,638)	(1,824,520)	(3,044,311)	(2,733,861)
Net income (loss) attributable to noncontrolling interests	1,317,537	(24,619)	2,606,707	(19,604)
Net loss attributable to Dalrada Financial Corporation stockholders	$(3,385,175)	$(1,799,901)	$(5,651,018)	$(2,714,257)

Foreign currency translation	325	10,050	39,669	24,259
Comprehensive loss	$(2,067,313)	$(1,814,470)	$(3,004,642)	$(2,709,602)

Net loss per common share to Dalrada stockholders – basic	$(0.05)	$(0.03)	$(0.08)	$(0.04)
Net loss per common share to Dalrada stockholders – diluted	$(0.05)	$(0.03)	$(0.08)	$(0.04)

Weighted average common shares outstanding – basic	73,903,689	68,464,742	73,939,348	68,464,742
Weighted average common shares outstanding – diluted	73,903,689	68,464,742	73,939,348	68,464,742

(The accompanying notes are an integral part of these condensed consolidated financial statements)

F-33

DALRADA FINANCIAL CORPORATION

Condensed Consolidated Statements of Stockholders’ Deficit

(unaudited)

	Preferred Stock
	Series G		Series F		Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	to be Issued

Balance at June 30, 2020	5,000	$50	5,000	$50	68,464,742	$342,324	$–
Net loss	–	–	–	–	–	–	–
Foreign currency translation	–	–	–	–	–	–	–
Balance at September 30, 2020	5,000	$50	5,000	$50	68,464,742	$342,324	$–
Net loss	–	–	–	–	–	–	–
Foreign currency translation	–	–	–	–	–	–	–
Balance at December 31, 2020	5,000	$50	5,000	$50	68,464,742	$342,324	$–

Balance at June 30, 2021	–	$–	5,000	$50	73,838,662	$369,194	$601,825
Conversion of related party notes into preferred stock	–	–	–	–	–	–
Common stock issued pursuant to acquisitions	–	–	–	–	212,500	1,063	(85,975)
Joint venture	–	–	–	–	–	–	58,560
Repurchase of common shares from subsidiary					(329,478)	(1,647)	–
Stock-based compensation	–	–	–	–	2,000,000	10,000	–
Net income (loss)	–	–	–	–	–	–	–
Foreign currency translation	–	–	–	–	–	–	–
Balance at September 30, 2021	–	$–	5,000	$50	75,721,684	$378,610	$574,410
Issuance of preferred stock	10,002	100	–	–	–	–	–
Common stock issued pursuant to acquisitions	–	–	–	–	212,500	1,063	(85,975)
Joint venture	–	–	–	–	250,000	1,250	(58,560)
Reversal of shares previously issued to directors	–	–	–	–	(6,500,000)	(32,500)	–
Stock-based compensation	–	–	–	–	500,000	2,500	–
Net income (loss)	–	–	–	–	–	–	–
Foreign currency translation	–	–	–	–	–	–	–
Balance at December 31, 2021	10,002	$100	5,000	$50	70,184,184	$350,922	$429,875

(continued)

	Preferred Stock to be Issued	Additional Paid-in Capital	Noncontrolling Interests	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Deficit

Balance at June 30, 2020	$–	$91,904,874	$51,821	$(107,429,607)	$(7,897)	$(15,138,435)
Net loss	–	–	5,015	(914,356)	–	(2,909,341)
Foreign currency translation	–	–	–	–	14,209	14,209
Balance at September 30, 2020	$–	$91,904,874	$56,836	$(108,343,963)	$6,312	$(16,033,567)
Net loss	–	–	(24,619)	(1,799,901)	–	(1,824,520)
Foreign currency translation	–	–	–	–	10,050	10,050
Balance at December 31, 2020	$–	$91,904,874	$32,217	$(110,143,864)	$16,362	$(17,848,037)

Balance at June 30, 2021	$–	$92,965,821	$(38,391)	$(107,338,174)	$32,287	$(13,407,388)
Conversion of related party notes into preferred stock	6,532,206	–	–	–	–	6,532,206
Common stock issued pursuant to acquisitions	–	84,913	–	–	–	–
Joint venture	–	–	111,185	–	–	169,745
Repurchase of common shares from subsidiary	–	(13,179)	–	–	–	(14,826)
Stock-based compensation	–	667,507	–	–	–	677,507
Net income (loss)	–	–	1,289,169	(2,265,842)	–	(976,673)
Foreign currency translation	–	–	–	–	39,344	39,344
Balance at September 30, 2021	$6,532,206	$93,705,062	$1,361,963	$(109,604,016)	$71,631	$(6,980,086)
Issuance of preferred stock	(6,532,206)	6,532,106	–	–	–	–
Common stock issued pursuant to acquisitions	–	84,913	–	–	–	–
Joint venture	–	57,310	(1,874,244)	–	–	(1,874,244)
Reversal of shares previously issued to directors	–	32,500	–	–	–	–
Stock-based compensation	–	1,103,087	–	–	–	1,105,587
Net income (loss)	–	–	1,317,537	(3,385,175)	–	(2,067,638)
Foreign currency translation	–	–	–	–	325	325
Balance at December 31, 2021	$–	$101,514,977	$805,256	$(112,989,191)	$71,956	$(9,816,055)

(The accompanying notes are an integral part of these condensed consolidated financial statements)

F-34

DALRADA FINANCIAL CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,044,311)	$(2,733,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	94,253	30,718
Stock compensation	1,783,094	–
Changes in operating assets and liabilities:
Accounts receivable	(5,828,903)	55,801
Other receivables	(74,325)	19,173
Inventories	(535,387)	21,573
Prepaid expenses and other current assets	30,252	(36,081)
Accounts payable	384,424	(95,774)
Accounts payable and accrued liabilities - related parties	1,046,334	339,385
Accrued liabilities	928,960	171,853
Accrued payroll taxes, penalties and interest	49,528	237,008
Deferred revenue	437,160	(50,171)
Net cash used in operating activities	(4,728,921)	(2,040,375)
Cash flows from investing activities:
Purchase of property and equipment	(232,988)	(102,523)
Purchase of intangibles	(104,740)	–
Net cash used in investing activities	(337,728)	(102,523)
Cash flows from financing activities:
Proceeds from related party notes payable	6,999,445	2,232,848
Net proceeds (repayments) from notes payable	(12,923)	–
Distributions to noncontrolling interest	(1,874,245)	–
Repurchase of common shares from subsidiary	(14,826)	–
Net cash provided by financing activities	5,097,451	2,232,848
Net change in cash and cash equivalents	30,802	89,950
Effect of exchange rate changes on cash	39,669	21,545
Cash and cash equivalents at beginning of period	110,285	75,165
Cash and cash equivalents at end of period	$180,756	$186,660

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Conversion of related party notes and interest into preferred stock	$6,532,206	$–
Contribution of property and equipment into joint venture	$111,185	$–
Issuance of shares to joint venture partner	$58,560	$–
Conversion of accounts pay able-related parties to note payable-related parties	$181,744	$–

(The accompanying notes are an integral part of these condensed consolidated financial statements)

F-35

DALRADA FINANCIAL CORPORATION

Notes to the Condensed Consolidated Financial Statements

(unaudited)

1.	Organization and Nature of Operations

Dalrada Financial Corporation, (“Dalrada”), a Wyoming Corporation, and its wholly owned subsidiaries (collectively, the “Company”, “we”, “us” or “our”) is a global solutions provider of clean energy, healthcare, technology, and precision engineering solutions. The company has locations in Malaysia, India, UK, and the USA.

Our operating subsidiaries are Dalrada Precision, Dalrada Health Products, and Dalrada Technologies. The subsidiaries are positioned to service the clean energy, healthcare, and technology industries. We market numerous products and services which continuously build upon our core by bringing innovation to a complex new world. During calendar year 2021, the Company expanded its healthcare segment into education, health wellness and rejuvenation as well as COVID-19 testing. As consumers, businesses, and governments seek alternative solutions, Dalrada’s subsidiaries respond with affordable, accessible, and impactful innovations.

The COVID-19 pandemic continues to evolve, and the extent to which COVID-19 may impact the Company’s business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the pandemic, the emergence and impact of variants, vaccinations, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. While the Company experienced increased revenue levels in 2021 related to its COVID-19 testing business, these results are not expected to be indicative of future results.

The Company's principal executive offices are located at 600 La Terraza Blvd., Escondido, California 92025. For more information about the Company’s products visit www.dalrada.com

Going Concern

These condensed consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2021, the Company has an accumulated deficit of $112,989,191. The Company closed a convertible debenture funding on February 4, 2022 for a total principal amount of $3,000,000 (see Note 14. Subsequent Events for additional information). The continuation of the Company as a going concern is dependent upon the continued financial support from related parties, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-36

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

We have prepared the accompanying condensed consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These condensed consolidated financial statements are unaudited and, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our balance sheets, operating results, and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for fiscal year 2022. Certain information and footnote disclosures normally included in condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted in accordance with the rules and regulations of the SEC. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes.

Revision of Prior Period Financial Statements

In the Company’s quarterly report for the six months ended December 31, 2020, the Company included $600,000 in revenues and $165,000 cost of goods sold pertaining to its Dalrada Precision entity. In the fourth quarter of the year ended June 30, 2021, the Company reversed the revenue and related accounts receivable as well as the cost of goods sold and related inventory. The adjustment was a result in the change of relationship with its third-party manufacturer as a resale partner exclusively to that of a third-party manufacturer and requested the title of inventory to be returned and adjusted the revenue accordingly. We have modified the previously reported amounts included in the statements of operations, cash flows and accompanying footnotes for the three and six months ended December 31, 2020 to reflect the above adjustment.

(b)	Principles of Consolidation

These condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Dalrada Precision, a company incorporated in the State of California, since June 25, 2018 (date of incorporation), Dalrada Health, a company incorporated in the State of California, since October 2, 2018 (date of incorporation), as well as its subsidiaries (Likido, Prakat, Shark, IHG, Pacific Stem, Ignite, Empower, Solas) since their respective acquisition dates (see Note 3) and Controlling Interest in Pala (see Note 4) . All inter-company transactions and balances have been eliminated on consolidation.

F-37

The condensed consolidated financial statements include the accounts of all entities controlled by the Company through its direct or indirect ownership of a majority voting interest. Additionally, the condensed consolidated financial statements include the accounts of variable interest entities (“VIEs”) in which the Company has a variable interest and for which the Company is the “primary beneficiary” as it has both: (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses of the VIE that potentially could be significant to the VIE or the right to receive benefits from the VIE that potentially could be significant to the VIE. All significant intercompany accounts and transactions are eliminated in consolidation.

Income attributable to the minority interest in the Company's majority owned and controlled consolidated subsidiaries is recorded as net income attributable to noncontrolling interests in the consolidated statements of operations and the noncontrolling interest is reflected as a separate component of consolidated stockholders' equity in the consolidated balance sheet.

(c)	Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of inventory, valuation of accrued payroll tax liabilities, valuation of acquired assets and liabilities, variables used in the computation of share-based compensation, and deferred income tax asset valuation allowances.

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(e)	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

During the six months ended December 31, 2021, healthcare insurers and government payers accounted for over 75% of total revenues. During the six months ended December 31, 2021, healthcare insurers and government payers amounted to total revenue of $5,329,571 and $2,818,206, respectively. The accounts receivable related to both healthcare insurers and government payers is $5,338,135 as of December 31, 2021.

F-38

(f)	Fair Value Measurements

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(g)	Accounts Receivable

Accounts receivable are derived from products and services delivered to customers and are stated at their net realizable value. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2021 and June 30, 2021, the Company had an allowance of doubtful accounts of $48,135 and $37,465, respectively.

Pala and Empower have a standardized approach to estimate the amount of consideration that we expect to be entitled to for its COVID-19 testing revenue, including the impact of contractual allowances (including payer denials), and patient price concessions. As a result of Pala and Empower’s limited transaction history, collection and payer reimbursement is based on industry standards and third-party experts. Adjustments to our estimated contractual allowances and implicit patient price concessions are recorded in the current period as changes in estimates. Although we have limited track record, further adjustments to the allowances, based on actual receipts, may be recorded upon settlement.

(h)	Inventory

Inventory is recorded at the lower of cost or net realizable value on a first-in first-out basis. As of December 31, 2021 and June 30, 2021, inventory is comprised of raw materials purchased from suppliers, work-in-progress, and finished goods produced or purchased for resale. The Company establishes inventory reserves for estimated obsolete or unsaleable inventory equal to the difference between the cost of inventory and the estimated net realizable value based upon assumptions about future market conditions.

F-39

(i)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset, as follows:

Estimated Useful Life
Computer and office equipment	3 - 5 years
Machinery and equipment	5 years
Leasehold improvements	Shorter of lease term or useful life

Estimated useful lives are periodically assessed to determine if changes are appropriate. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the balance sheet and any resulting gains or losses are included in the statement of operations loss in the period of disposal.

(j)	Business Combinations and Acquisitions

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

(k)	Impairment of Long-Lived Assets

The Company reviews its long-lived assets (property and equipment) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill is tested annually at June 30 for impairment and upon the occurrence of certain events or substantive changes in circumstances.

The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required. The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. As of December 31, 2021 and June 30, 2021, there were no significant qualitative factors that indicated goodwill was impaired.

(l)	Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019 using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the year ended June 30, 2020 reflect the application of ASC 606. Management determined that there were no retroactive adjustments necessary to revenue recognition upon the adoption of the ASU 2014-09. The Company determines revenue recognition through the following steps:

F-40

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company’s revenue is derived from the sales of its products, which represents net sales recorded in the Company’s condensed consolidated statements of operations. Product sales are recognized when performance obligations under the terms of the contract with the customer are satisfied. Typically, this would occur upon transfer of control, including passage of title to the customer and transfer of risk of loss related to those goods. The Company measures revenue as the amount of consideration to which it expects to be entitled in exchange for transferring goods (transaction price). The Company records reductions to revenue for estimated customer returns, allowances, markdowns and discounts. The Company bases its estimates on historical rates of customer returns and allowances as well as the specific identification of outstanding returns, markdowns and allowances that have not yet been received by the Company. The actual amount of customer returns and allowances is inherently uncertain and may differ from the Company’s estimates. If the Company determines that actual or expected returns or allowances are significantly higher or lower than the reserves it established, it would record a reduction or increase, as appropriate, to net sales in the period in which it makes such a determination. Reserves for returns, and markdowns are included within accrued expenses and other liabilities. Allowance and discounts are recorded in accounts receivable, net and the value of inventory associated with reserves for sales returns are included within prepaid expenses and other current assets on the condensed consolidated balance sheets.

The Company estimates warranty claims reserves based on historical results and research and determined that a warranty reserve was not necessary as of December 31, 2021.

The Company also earns service revenue from its other subsidiaries, including information technology and consulting services via Prakat, educational programs and courses via IHG, and stem cell therapy procedures from Pacific Stems. For Prakat and Pacific Stems, revenues are recognized when performance obligations have been satisfied and the services are complete. This is generally at a point of time upon written completion and client acceptance of the project, which represents transfer of control to the customer. For IHG, revenues are recognized over the course of a semester while services are performed.

Net revenues from Pala accounted for over 75% of the Company’s total net revenues for the three and six months ended December 31, 2021 and primarily comprised of a high volume of relatively low-dollar transactions. Pala, which provides clinical testing services and other services, satisfies its performance obligations and recognizes revenues primarily upon completion of the testing process (when results are reported) or when services have been rendered. Pala does not invoice the patients themselves for testing but relies on healthcare insurers and government payers for reimbursement for COVID-19 testing. Pala has a standardized approach to estimate the amount of consideration that we expect to be entitled to, including the impact of contractual allowances (including payer denials), and patient price concessions. As a result of Pala’s limited transaction history, collection and payer reimbursement is based on industry standards and third-party experts. Adjustments to our estimated contractual allowances and implicit patient price concessions are recorded in the current period as changes in estimates. Although we have limited track record, further adjustments to the allowances, based on actual receipts, may be recorded upon settlement.

F-41

Disaggregation of Revenue

The following table presents the Company's revenue disaggregated by revenue source:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Product sales - third parties	$301,693	$123,090	$343,643	$496,873
Product sales - related party	14,575	39,115	29,884	57,648
Service revenue - third parties	5,062,756	243,312	9,613,850	562,889
Service revenue - related party	62,240	50,000	62,240	97,500
Total revenue	$5,447,264	$455,517	$10,049,617	$1,214,910

Contract Balances

The following table provides information about receivables and liabilities from contracts with customers:

	December 31,	June 30,
	2021	2021
Accounts receivable, net	$6,045,187	$265,812
Accounts receivable, net - related parties	119,480	69,952
Deferred revenue	657,159	219,999

The Company invoices customers based upon contractual billing schedules, and accounts receivable are recorded when the right to consideration becomes unconditional. Contract liabilities represent a set-up fee prepayment received from a customer in advance of performance obligations met.

(m)	Cost of Revenue

Cost of revenue consists primarily of inventory sold for product sales and direct labor for information technology and consulting services. The following table is a breakdown of cost of revenue:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Product sales	$526,063	$315,763	$590,096	$397,143
Service revenue	1,530,280	143,070	2,670,582	295,118
Total cost of revenue	$2,056,343	$458,833	$3,260,678	$692,261

F-42

(n)	Advertising

Advertising costs are expensed as incurred. During the six months ended December 31, 2021 and 2020, advertising expenses were approximately $228,000 and $15,000, respectively.

(o)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued. During the six months ended December 31, 2021 and 2020, stock-based compensation expense was $1,783,094 and $0, respectively.

(p)	Foreign Currency Translation

The functional currency of the Company is the United States dollar. The functional currency of the Likido subsidiary is the British pound. The functional currency of Prakat is the Indian rupee. The financial statements of the Company’s subsidiaries were translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters, using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Gains and losses arising on foreign currency denominated transactions are included in condensed consolidated statements of operations.

(q)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the condensed consolidated financial statements. During the six months ended December 31, 2021, the Company’s only component of comprehensive income was foreign currency translation adjustments.

(r)	Non-controlling Interests

Non-controlling interests are classified as a separate component of equity in the Company's consolidated balance sheets and statements of changes in stockholders’ equity. Net loss attributable to non-controlling interests are reflected separately from consolidated net loss in the consolidated statements of comprehensive loss and statements of changes in stockholders’ equity. Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and non-controlling interests. In addition, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary will be initially measured at fair value and the difference between the carrying value and fair value of the retained interest will be recorded as a gain or loss.

As of December 31, 2021, non-controlling interests pertained to the Company’s Prakat and Pala subsidiaries.

(s)	Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the periods using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the periods is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

F-43

The weighted average number of common stock equivalents related to convertible notes payable of 0 and 57,628,876 shares, stock options of 1,000,000 and 0, and cashless warrants of 8,775,000 and 0, was not included in diluted loss per share, because the effects are antidilutive, for the three and six months ended December 31, 2021 and 2020, respectively.

There were no adjustments to the numerator during the three and six months ended December 31, 2021 and 2020.

(t)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

(u)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Investment in Pala Diagnostics

In August 2021, Dalrada, through its subsidiary Dalrada Health, entered into a joint venture (“JV”) with Vivera Pharmaceuticals, Inc (“Vivera”) for a 51% ownership and controlling interest. The JV, Pala Diagnostics, LLC (“Pala”) is a CLIA-certified diagnostics lab focused on SARS-CoV-2 testing for now with additional testing capabilities to be introduced. The JV has been treated as a business combination.

We determined that Pala is a Variable Interest Entity (VIE), We believe that the Company has the power to direct the activities that most significantly impact the economic performance of Pala, and accordingly, Dalrada is considered the primary beneficiary of the VIE. The Company has consolidated the activities of the VIE.

Pursuant to the partnership agreement, Dalrada had an equity commitment of $500,000 for operating capital of which it achieved during the period ended December 31, 2021. In the six months ended December 31, 2021, Vivera contributed property and equipment at a fair value of $111,185. This amount was recorded to non-controlling interest equity balance in the consolidated balance sheets.

In November 2021, Pala Diagnostics signed a Factoring Agreement for up to $1,000,000 with a related party which bears an annualized interest rate of 24% and is included in the Notes Payable – Related Parties. As of December 31, 2021, the outstanding principal and interest was $210,435 and $7,334, respectively.

Pursuant to the JV agreement, Dalrada issued 250,000 shares of common stock to Vivera in October 2021. The fair value of $58,560 was recorded to goodwill as of December 31, 2021.

During the quarter ended December 31, 2021, Vivera withdrew unauthorized distributions totaling $1,874,245. The unauthorized distributions are currently being disputed through pending litigation. The pending litigation with Vivera has had a material impact on the operations of the joint venture including a significant loss of its customer base.

F-44

4.	Selected Balance Sheet Elements

Inventories

Inventories consisted of the following as of December 31, 2021 and June 30, 2021:

	December 31,	June 30,
	2021	2021
Raw materials	$423,130	$172,227
Finished goods	954,365	669,881
	$1,377,495	$842,108

Property and Equipment, Net

Property and equipment, net consisted of the following as of December 31, 2021 and June 30, 2021:

	December 31,	June 30,
	2021	2021
Machinery and equipment	$515,404	$223,141
Leasehold improvements	333,285	323,669
Computer and office equipment	226,250	186,549
	1,074,939	733,359
Less: Accumulated depreciation	(299,678)	(243,457)
	$775,261	$489,902

Depreciation and amortization expense of $58,814 and $30,718 for the six months ended December 31, 2021 and 2020, respectively, were included in selling, general and administrative expenses in the statements of operations.

Intangible Assets, Net

Intangible assets, net consisted of the following as of December 31, 2021 and June 30, 2021:

	December 31, 2021
	Gross	Accumulated	Carrying
	Amount	Amortization	Value
Amortized:
Curriculum development	$693,385	$63,560	$629,825
Licenses	95,000	–	95,000
Software	9,740	–	9,740
	$798,125	$63,560	$734,565

F-45

	June 30, 2021
	Gross	Accumulated	Carrying
	Amount	Amortization	Value
Amortized:
Curriculum development	$693,385	$28,891	$664,494
Licenses	–	–	–
	$693,385	$28,891	$664,494

Amortization expense of $35,439 and $0 for the six months ended December 31, 2021 and 2020, respectively, were included in selling, general and administrative expenses in the statements of operations.

5.	Accrued Payroll Taxes

As of December 31, 2021, and June 30, 2021, the Company had $2,002,552 and $1,953,024, respectively, of accrued payroll taxes, penalties and interest relating to calendar years 2004 - 2007. The total balance for accrued payroll taxes has accumulated on a quarterly basis beginning on their respective quarterly filing dates. Accrued interest is compounded daily at an estimated effective interest rate of 7.33%. The quarterly sub-totals that make up the $2,002,552 balance have a calculated expiration date of 10 years according to the Internal Revenue Service statute of limitations. As the tax periods surpass their estimated expiration date, the Company removes the liability from the condensed consolidated balance sheets, and an equivalent amount is recognized as “Gain on expiration of accrued payroll taxes” within other income on the condensed consolidated statements of operations. For the six months ended December 31, 2021 and 2020, the Company recognized $190,466 and $127,235, respectively, of penalties and interest within interest expense on the condensed consolidated statements of operations. For the six months ended December 31, 2021 and 2020, the Company recognized $0 and $0, respectively, within “Gain on expiration of accrued payroll taxes” as a result of quarterly tax liabilities that expired during the fiscal periods The amount owing may be subject to additional late filing fees and penalties that are not quantifiable as of the date of these condensed consolidated financial statements. In addition, the Company periodically reviews the historical filings in determining if the statute has been paused or extended by the Internal Revenue Service.

6.	Notes Payable

Notes Payable - Related Parties

The following is a summary of notes payable – related parties at December 31, 2021 and June 30, 2021:

	December 31, 2021
	Outstanding	Accrued
	Principal	Interest
Related entity 1	$6,147,021	$72,852
Related entity 2	6,549,422	54,849
Related entity 3	379,525	8,226
Related entity 4	650,708	117,620
Related entity 5	181,744	1,363
Related entity 6	32,750	246
	$13,941,170	$255,156

F-46

	June 30, 2021
	Outstanding	Accrued
	Principal	Interest
Related entity 1	$2,978,066	$29,875
Related entity 2	357,025	5,532
Related entity 3	3,087,689	47,728
Related entity 4	3,668,938	93,150
Related entity 5	417,237	5,862
	$10,508,955	$182,147

In September 2021, the Company converted $4,428,589 in principal and $102,054 in accrued interest into 6,937 shares of Series G convertible preferred stock. As of December 31, 2021, the remaining outstanding amounts of the related party notes payable were extended through September 30, 2026.

Notes in the amount of $10,115,962 are unsecured and bear interest at 3% per annum. Notes in the amount of $3,542,130 do not have a stated interest rate and are included in current liabilities. $210,435 of notes payable is secured by accounts receivable (see Note 3. Investment in Pala Diagnostics for additional information). Each entity has significant influence or common ownership with the Company’s Chief Executive Officer.

As of December 31, 2021 and June 30, 2021 total accrued interest for Notes Payable-Related Parties was $255,156 and $182,147, respectively. The Company recorded interest expense from Notes Payable-Related Party for six months ended December 30, 2021 and 2020 of $173,007 and $95,998, respectively.

7.	Convertible Note Payable – Related Parties

As of June 30, 2019, the Company issued a convertible note for $1,875,000 to the Chief Executive Officer of the Company for compensation. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and was due 360 days from the date of issuance. On June 30, 2019, the Company issued note agreement which included a conversion feature of the outstanding balance at $0.034 per share. As the conversion price was equal to the fair value of the common shares on the date of the agreement, there was no beneficial conversion feature. As of June 30, 2021 the principal balance was $1,875,000 and the accrued interest was $112,500.

In September 2021, the Company converted, along with the related party notes above, principal of $1,875,000 and accrued $126,563 in interest into 3,065 shares of Series G convertible preferred stock.

8.	Related Party Transactions

The Company’s operations are funded by related parties either through cash advances payment of the Company’s expenditures, including payroll, on the Company’s behalf. These amounts are reflected as either accounts payable and accrued liabilities – related parties or notes payable – related parties in the consolidated Balance Sheets.

As of December 31, 2021 and June 30, 2021, the Company owed $599,212 and $414,237, respectively to all related parties for reimbursement of various operating expenses, accrued salaries, management fees, etc. which has been recorded in accounts payable and accrued liabilities – related parties. See below for some specific disclosures related to these amounts.

As of December 31, 2021 and June 30, 2021, the amount above includes $0 and $7,650 of management fees, which consists of accounting and administrative services from a related party company controlled by the Chief Executive Officer of the Company. The current management fee agreement calls for monthly payments of $7,500. The agreement is ongoing until terminated by either party. Total expenses incurred related to management fees during the six months ended December 31, 2021 and 2020 were $27,000 and $27,000, respectively. As of December 30, 2021, the Company owed $10,508,955 in the form of promissory notes and $515,233 included within accounts payable and accrued liabilities – related parties.

In September 2021, the Company converted related party notes and convertible notes of principal totaling $6,303,589 and accrued interest of $228,617 into an aggregate of 10,002 shares of Series G preferred stock.

F-47

On July 1, 2019, the Company formalized an employment agreement with its Chief Executive Officer, which entitles him to compensation of three hundred and ninety-three thousand dollars ($393,000) per year. Annual increases will be up to 10% based performance criteria to be determined at a later date. He will be issued common stock of the Company sufficient to provide a 10% ownership position post reverse split which shares be maintained for a period of two years. In addition to all other benefits and compensation, he shall be eligible for a quarterly bonus of $47,000 based on if the Company achieves a net profit for that quarter. In the six months ended December 31, 2021, the Chief Executive Officer converted $131,000 of accrued salary into a promissory note.

In October 2021, the Company cancelled 6,500,000 shares of common stock that had been previously issued to directors (see Note 11. Stock-Based Compensation for additional information).

The following is a summary of revenues recorded by the Company’s to related parties with common ownership:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Dalrada Health	$14,575	$39,115	$29,884	$57,648
Solas	56,240	–	56,240	–
Prakat	6,000	50,000	6,000	97,500
	$76,815	$89,115	$92,124	$155,148

See Notes 3, 6, 7, 8, 9, 10, and 11 for additional related party transactions.

9.	Preferred Stock

The Company has 100,000 shares authorized of Series Preferred Stock, par value, $0.01, of which 5,000 shares of Series F Preferred Stock (at a fair value of $170) were issued to the CEO in December 2019 and 10,002 shares of Series G Preferred Stock were issued pursuant to the conversion of $6,532,206 in outstanding related party notes and accrued interest into preferred shares.

Each share of Series F Super Preferred Stock entitles the holder to the greater of (i) one hundred thousand votes for each share of Series F Super Preferred Stock, or (ii) the number of votes equal to the number of all outstanding shares of Common Stock, plus one additional vote such that the holders of Series F Super Preferred Stock shall always constitute a majority of the voting rights of the Corporation. In any vote or action of the holders of the Series F Super Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series F Super Preferred Stock shall entitle the holder thereof to one vote per share. The holders of Series F Super Preferred Stock shall vote together with the shares of Common Stock as one class.

Each share of Series G Convertible Preferred share converts into 2,177 shares of common stock (equivalent to converting the related equity dollars into common shares at $0.30 per share).  Series G Convertible Preferred shares do not have voting rights.

10.	Stockholders’ Equity

Common Stock

In August and December 2021, the Company issued 87,500 and 87,500 shares, respectively, of common stock related to the acquisition of Pacific Stem.

F-48

In September 2021, the Company repurchased 329,478 shares of common stock from a Company employee for a total fair value of $14,827.

In September 2021, the Company issued 2,000,000 shares of common stock to board members for a total fair value of $560,000.

In October and December 2021, the Company issued 125,000 and 125,000 shares, respectively, of common stock related to the acquisition of IHG.

On October 28, 2021, 250,000 shares were issued to Vivera pursuant to the Pala agreement (see Note 3. Investment in Pala Diagnostics for additional information).

In December 2021, the Company issued 500,000 shares of common stock pursuant to a consulting agreement for a total fair value of $380,000.

11.	Stock-Based Compensation

On May 10, 2021, the Company granted 1,000,000 options to purchase common stock to its Chief Financial Officer with an exercise price of $0.47 per share. The options expire in ten years after issuance. The fair value of the options granted was $0.43 per share, or $430,027 which was calculated using the Black-Scholes model.

On November 10, 2021, the Company cancelled 6,500,000 shares issued to the Board of Directors and issued 6,500,000 cashless warrants. 4,500,000 cashless warrants were to vest immediately and 2,000,000 cashless warrants were to vest over a 12-month period. All cashless warrants carry a $0.45 exercise price and a ten-year term. The Company recorded stock-based compensation related to the 6,500,000 shares in prior periods; therefore, no stock-based compensation related to the warrants was recorded in the six-month period ended December 31, 2021.

On November 30, 2021, the Company issued 2,275,000 cashless warrants to employees and consultants for services performed. 825,000 cashless warrants vested immediately and 1,450,000 cashless warrants vests over a 36-month period. The cashless warrants include an exercise price of $0.45 per share. The cashless warrants expire in ten years after issuance. The fair value of the cashless warrants granted was $0.73 per share, or $1,651,093 which was calculated using the Black-Scholes model.

In December 2021, the Company issued 500,000 shares of common stock pursuant to a consulting agreement for healthcare management services at $0.76 per share. The Company recorded stock-based compensation related to the 500,000 shares in the amount of $377,500.

During the six months ended December 31, 2021 and 2020, stock-based compensation expense was $1,783,094 and $0, respectively.

12.	Segment Reporting

Upon the Company’s acquisitions in the year ended June 30, 2020 and 2021, the Company manages its business and makes its decisions based on segments. The Company classifies its operations into 5 segments: Engineering, Health, Information Technology, Education, and Corporate. The Company evaluates the performance of its segments primarily based on revenues, operating income (loss) and net income (loss). Also included below is a breakout by segment for Inventory, PPE, Goodwill, and Total Assets.

F-49

Segment information for the three and six months ended December 31, 2021 and 2020 is as follows:

	Three Months Ended December 31, 2021
	Engineering	Health	Information Technology	Education	Corporate	Inter-Segment Eliminations	Consolidated
Revenues	$1,447,780	$4,197,213	$1,149,993	$178,073	$69,270	$(1,595,065)	$5,447,264
Income (loss) from Operations	45,530	2,083,838	162,693	(82,807)	(3,007,287)	(1,045,508)	(1,843,541)
Net income (loss)	$32,255	$2,071,590	$161,934	$(82,807)	$(3,103,594)	$(1,147,016)	$(2,067,638)

	Six Months Ended December 31, 2021
	Engineering	Health	Information Technology	Education	Corporate	Inter-Segment Eliminations	Consolidated
Revenues	$1,463,197	$8,039,452	$1,854,537	$457,551	$138,540	$(1,903,660)	$10,049,617
Income (loss) from Operations	(87,270)	4,367,553	21,860	(125,587)	(5,405,048)	(1,526,904)	(2,755,396)
Net income (loss)	$(113,857)	$4,343,049	$19,621	$(125,587)	$(5,595,514)	$(1,572,022)	$(3,044,311)

	Three Months Ended December 31, 2020
	Engineering	Health	Information Technology	Corporate	Inter-Segment Eliminations	Consolidated
Revenues	$273,052	$115,864	$433,857	$–	$(367,256)	$455,517
Loss from operations	(425,758)	(199,053)	(93,649)	(973,919)	14,475	(1,677,904)
Net loss	$(400,793)	$(199,053)	$(97,081)	$(833,776)	$(293,817)	$(1,824,520)

	Six Months Ended December 31, 2020
	Engineering	Health	Information Technology	Corporate	Inter-Segment Eliminations	Consolidated
Revenues	$860,460	$188,314	$909,665	$–	$(743,529)	$1,214,910
Loss from operations	(179,182)	(320,139)	(14,425)	(1,814,527)	(154,029)	(2,482,302)
Net loss	$(185,462)	$(320,139)	$(14,175)	$(1,561,789)	$(652,296)	$(2,733,861)

Geographic Information

The following table presents revenue by country:

	Six Months Ended
	December 31,
	2021	2020
United States	$8,808,629	$326,776
Europe	150,970	259,828
India	1,090,018	628,306
	$10,049,617	$1,214,910

F-50

The following table presents inventories by country:

	December 31,	June 30,
	2021	2021
United States	$766,231	$335,036
Europe	611,264	507,072
	$1,377,495	$842,108

The following table presents property and equipment, net, by country:

	December 31,	June 30,
	2021	2021
United States	$264,890	$221,308
Europe	497,050	256,888
India	13,321	11,706
	$775,261	$489,902

13.	Commitments and Contingencies

Lease Commitments

The Company determines if an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys to the Company the right to control the use of an explicitly or implicitly identified fixed asset for a period of time in exchange for consideration. Control of an underlying asset is conveyed to the Company if the Company obtains the rights to direct the use of and to obtain substantially all of the economic benefits from using the underlying asset. The Company has lease agreements which include lease and non-lease components, which the Company has elected to account for as a single lease component for all classes of underlying assets. Lease expense for variable lease components is recognized when the obligation is probable.

Operating lease right of use (“ROU”) assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease payments are recognized as lease expense on a straight-line basis over the lease term. The Company primarily leases buildings (real estate) which are classified as operating leases. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As an implicit interest rate is not readily determinable in the Company's leases, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments.

The lease term for all of the Company's leases includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. Options for lease renewals have been excluded from the lease term (and lease liability) for the majority of the Company's leases as the reasonably certain threshold is not met.

F-51

Lease payments included in the measurement of the lease liability are comprised of fixed payments, variable payments that depend on index or rate, and amounts probable to be payable under the exercise of the Company option to purchase the underlying asset if reasonably certain.

Variable lease payments not dependent on a rate or index associated with the Company's leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed as probable. Variable lease payments are presented as operating expenses in the Company's income statement in the same line item as expense arising from fixed lease payments. As of and during the three months ended September 3, 2021, management determined that there were no variable lease costs.

Right of Use Asset

In May 2020, the Company entered into a 5 five-year lease agreement to lease a commercial building in Escondido, California. The building is owned by a related party. The Company recognized a right of use asset and liability of $822,389 and used an effective borrowing rate of 3.0% within the calculation. Imputed interest is $53,399. The lease agreements mature in April 2025. Total amounts expensed under the lease during the three and six months ended December 31, 2021 were $99,020 and $198,040, respectively, for which is included accounts payable and accrued liabilities – related parties.

In May 2020, the Company entered into 3 three-year lease agreement to lease a warehouse in Brownsville, Texas. The Company recognized a right of use asset and liability of $177,124 and used an effective borrowing rate of 3.0% within the calculation. Imputed interest is $8,399. The lease agreements mature in April 2025.

The Company’s Prakat subsidiary entered into a lease agreement to lease office space through September 2026. The Company recognized a right of use asset and liability of $140,874 and used an effective borrowing rate of 9.2% within the calculation.

In August 2020, the Company’s Likido subsidiary entered in a new operating agreement for warehouse space. The lease matured in July 2021.

In June 2017, the Company’s IHG subsidiary entered into a lease for 3 separate office suites in San Diego, California. The lease expires in January 2022.

In May 2021, the Company’s PSC subsidiary entered into a three 3 year and 6-month lease agreement to lease a medical office space in Poway, California. The Company recognized a right of use asset and liability of $277,856 and used an effective borrowing rate of 3.0% within the calculation.

14.	Subsequent Events

On February 4, 2022, the Company entered into a securities purchase agreement with YA II PN, Ltd. for issuance and sale of convertible debentures (the “Debentures”) in the aggregate principal amount of $3,000,000, with the purchase price equal to 96% of the principal amount. The Debentures have a fixed conversion price of $0.9151 per share. The principal and interest, which will accrue at a rate of 5% per annum, payable under the Debentures will mature 15 months from the issuance date (the “Maturity Date”), unless earlier converted or redeemed by the Company. Beginning on May 1, 2022, the Principal amount plus a 20% redemption premium and plus accrued and unpaid interest will be subject to monthly redemption Debentures included warrant coverage of 983,499 warrants at an exercise price of $0.9151 and expire on February 4, 2026. The warrant’s conversion price on the convertible note and exercise price on warrants have anti-dilution provisions. A Consulting Agreement with Carter, Terry & Company, provided for fees associated with the Debentures of $230,400 in cash and restricted shares equal to 192,000. The company has received net proceeds of $1,920,000 on February 7, 2022. Management has reviewed all subsequent events through March 15, 2022.

F-52

PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering (assuming all shares are sold) are as follows:

SEC Registration Fee	$1,500
Auditor Fees	7,500
Legal Fees	25,000
EDGAR Fees	3,000
Transfer Agent Fees	1,000
Miscellaneous	10,000
TOTAL	$48,000

(1) All amounts are estimates.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Dalrada Financial Corporation Bylaws allow for the indemnification of the Officer and/or Director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the Director, Officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a Director, Officer and/or person controlling Dalrada Financial Corporation we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding all unregistered securities sold by us within the past three years.

 Common Stock:

2022 Transactions

On August 4, 2021, the Company issued 87,500 shares of common stock as part of the consideration for the acquisition of Pacific Stem.

On August 10, 2021, the Company issued 125,000 shares of common stock as part of the consideration for the acquisition of IHG.

On August 16, 2021, the Company issued and aggregate of 2,000,000 shares of common stock to four new directors pursuant to Amendment No.1 of the 2020 Stock Compensation Plan used to compensate the company board of directors. The 2,000,000 shares issued are valued at $0.28 per share or $560,000.

In September 2021, the Company repurchased 329,478 shares of common stock from a Company employee for a total fair value of $14,827.

On October 29, 2021, 250,000 shares were issued to Vivera pursuant to the Pala agreement.

On November 9, 2021 the Board approved Amendment No. 2 of the 2020 Stock Compensation Plan used to compensate the company board of directors. The Amendment called for the following:

II-1

On December 27, 2001, the cancellation and return to treasury of all the commons shares issued under the previous 2020 Stock Compensation Plan and amendments totaling 6,500,000 shares of common stock pursuant to the November 9, 2021 Board approved Amendment No. 2 of the 2020 Stock Compensation Plan used to compensate the company board of directors.

On December 6, 2021, the Company issued 87,500 shares of common stock as part of the consideration for the acquisition of Pacific Stem.

On December 6, 2021, the Company issued 125,000 shares of common stock as part of the consideration for the acquisition of IHG.

In December 27, 2021, the Company issued 500,000 shares of common stock pursuant to a consulting agreement for a total fair value of $380,000.

2021 Transactions

On July 9, 2020 the Board authorized the Dalrada Financial Corp 2020 stock compensation plan to be used to compensate the company board of directors. The plan allocates the issuance of up to 3,500,000 shares. On February 25, 2021, the Company amended the plan to issue up to 4,500,000 shares and issued an aggregate of 4,500,000 common shares, or 500,000 shares to each board member (9). 3,500,000 shares of common stock were granted on July 9, 2020 at $0.08 per share and 1,000,000 shares of common stock were granted on February 25, 2021 at $0.45 per share, for a total fair value of $730,000, which is included in the consolidated statements of operations

Effective January 22, 2021, the Company acquired a 3% interest in CHP Industrial Solutions SDN BHD (“CHP”) and issued 361,420 common shares, valued at $93,969, to Yam Hong Leong the sole shareholder of CHP.

Effective January 29, 2021, the Company acquired 100% of the common stock of IHG. In consideration for the acquisition, the Company will issue a total of 1,000,000 shares of its common stock at $0.44 per share, or a total fair value of $440,000.

Effective February 3, 2021, the Company acquired 100% of the membership units of Pacific Stem. As common stock consideration for the acquisition, the Company will issue a total of 1,000,000 shares of its common stock at $0.354 per share, or a fair value of $354,000.

On February 25, 2021, the Company issued 300,000 shares of common stock as part of the consideration for the acquisition of Pacific Stem.

On April 6, 2021, the Company issued 87,500 shares of common stock as part of the consideration for the acquisition of Pacific Stem.

On April 22, 2021, the Company issued 125,000 shares of common stock as part of the consideration for the acquisition of IHG.

Preferred Stock:

In September 2021, the Company converted $4,428,589 in principal and $102,055 in accrued interest into 10,022 shares of Series G convertible preferred stock pursuant to its Certificate of Designation filed as of November 1, 2019 with the designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions.

2020 Transactions

Effective December 6, 2019, the Company acquired 100% of the interests of Likido. In consideration for the acquisition, the Company issued 6,118,000 shares of its common stock at $0.0448 per share, or a total fair value of $274,086.

On January 6, 2020 the Company issued Fawad Nisar, the Chief Operating Officer, Three Million (3,000,000) common shares of the Company’s common stock pursuant to his employment agreement.

II-2

Effective January 9, 2020, the Company acquired 72% of the common equity shares of Prakat. In consideration for the acquisition, the Company issued 3,600,000 shares of its common stock at $0.0450 per share, or a total fair value of $162,000.

On March 23, 2020, the Company entered into a Stock Purchase Agreement to acquire Shark Innovative Technologies Corp. (“Shark”). The Company acquired all of the issued and outstanding common shares, including business plans and access to contacts of Shark. In consideration for the acquisition, the Company issued 3,000,000 shares of its common stock at $0.0310 per share, or a total fair value of $93,000.

In June 2020, the Company converted a promissory note dated December 31, 2018 of $40,052 principal and interest owed to TIPP Investments LLC at $0.01 per share, or 3,965,614 restricted shares of Dalrada common stock.

In June 2020, the Company issued 500,000 shares of Dalrada common stock to a consultant pursuant to a consulting agreement.

On May 7, 2019, the Company issued 1,000,000 common shares to a related party, with a fair value of $38,585 as a reimbursement of expenses paid by the related party.

Preferred Stock:

On November 22, 2019, Brian Bonar was issued 5,000 shares of its Series F Super Preferred Stock pursuant to its Certificate of Designation filed as of November 8, 2019 with the designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions in exchange for $170 of debt.

II-3

EXHIBITS

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant - Delaware (1)

3.2	Articles of Incorporation – Wyoming (1)

3.3	Certificate of Designation Series F Preferred(1)

3.4	Bylaws of the Registrant (1)

3.5	Certificate of Designation Series G Preferred (3)

5.1	Opinion of Fletcher Robbe International Attorneys at Law

10.1	Employee ESPP Plan (1)

10.2	Employment Agreement between the Company and the Chief Executive Officer (1)

10.3	Acquisition Agreement between the Company and Likido Limited (1)

10.4	Acquisition Agreement between the Company and Prakat Inc. (1)

10.5	Acquisition Agreement between the Company and Shark Innovative Technologies Corp. (1)

10.6	Securities Purchase Agreement (2)

10.7	Registration Rights Agreement (2)

10.8	Convertible Note (2)

10.9	Warrant Agreement (2)

10.10	Carter, Terry & Company Agreement

23.1	Consent of dbbmckennon

23.2	Consent of Fletcher Robbe International Attorneys at Law (contained in exhibit 5.1)

107	Filing Fee Table

(1)	incorporated by reference to the S-1 filed on August 5, 2020.

(2)	Incorporated by reference to the 8-K filed on February 2, 2022

II-4

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 383(b) (ss.230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-5

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Directors, Officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, Officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 15, 2022

DALRADA FINANCIAL CORPORATION

By:	/s/ Brian Bonar
Name:	Brian Bonar
Title:	Chief Executive Officer
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Person	Capacity	Date

/s/ Brian Bonar	Chief Executive Officer	March 15, 2022
Brian Bonar	(Principal Executive Officer
and Principal Financial
Officer)

/s/ Pauline Gourdie	Director	March 15, 2022
Pauline Gourdie

/s/ Brian Kendrick	Director	March 15, 2022
Brian Kendrick

/s/ Fletcher A. Robbe	Director	March 15, 2022
Fletcher A. Robbe

/s/ Fawad Nisar	Director, Chief Operation Officer	March 15, 2022
Fawad Nisar

/s/ Harvey Hershkowitz	Director	March 15, 2022
Harvey Hershkowtiz

/s/ Anthony Zolezzi	Director	March 15, 2022
Anthony Zolezzi

/s/ David J. Bacon PhD.	Director	March 15, 2022
David J. Bacon PhD.

/s/ Tom Giles	Director	March 15, 2022
Tom Giles

/s/ Jose Arrieta	Director	March 15, 2022
Jose Arrieta

/s/ Bijan R. Kian	Director	March 15, 2022
Bijan R. Kian

/s/ Kyle McCollun	Director, Chief Financial Officer,	March 15, 2022
Kyle McCollum	(Principal Financial Officer)

/s/ Amy Scannell	Director	March 15, 2022
Amy Scannell

/s/ Vincent Monteparte	Director	March 15, 2022
Vincent Monteparte

II-7